                                                                 EXHIBIT 10.142


                            NOTE PURCHASE AGREEMENT



                                    BETWEEN



                     PACIFIC MUTUAL LIFE INSURANCE COMPANY

                        PM GROUP LIFE INSURANCE COMPANY


                                      AND


                       CORRECTIONS CORPORATION OF AMERICA



                           DATED AS OF JUNE 22, 1992



             $7,500,000 CONVERTIBLE, EXTENDABLE, SUBORDINATED NOTES
                       ORIGINALLY DUE SEPTEMBER 30, 1998

                 This NOTE PURCHASE AGREEMENT (this "Agreement"), dated as of June 22, 1992, between PACIFIC MUTUAL LIFE INSURANCE COMPANY, a California corporation ("PM"), PM GROUP LIFE INSURANCE COMPANY ("PMGLIC") and CORRECTIONS CORPORATION OF AMERICA, a Delaware corporation (the "Corporation").

                 WHEREAS, the Corporation has duly authorized the issuance of convertible, extendable, subordinated notes in the aggregate principal amount of $7,500,000 that are to be convertible into shares of the Corporation's common stock;

                 WHEREAS, Purchaser wishes to purchase the convertible, extendable, subordinated notes from the Corporation, and the Corporation wishes to sell such convertible, extendable, subordinated notes to Purchaser; and

                 WHEREAS, Purchaser and the Corporation are entering into this Agreement to provide for such purchase and sale and to establish various rights and obligations in connection therewith.

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereto agree as follows:

         1. AUTHORIZATION OF ISSUE OF THE NOTES. The Corporation has duly authorized the issuance of convertible, extendable, subordinated notes (the "Notes") in the aggregate principal amount of $7,500,000, to be dated the date of issuance thereof, to bear interest on the unpaid balance thereof from the date thereof quarterly at the Coupon Rate and, upon the occurrence of a Triggering Event and until the date on which such Triggering Event is cured or waived or until the date that is ninety (90) days from the initial occurrence of Triggering Event, whichever is later, at the Triggering Event Rate, until the principal thereof shall become due and payable. The indebtedness evidenced by the Notes shall be convertible into shares of the Corporation's common stock, $1.00 par value, upon such terms and at a conversion rate as set forth in the Notes. The Tranche A Notes shall be substantially in the form attached hereto as Exhibit A, the Tranche B Notes shall be substantially in the form attached hereto as Exhibit B, and the Tranche C Notes shall be substantially in the form attached hereto as Exhibit C. The Tranche A Notes shall be issued to Purchaser on the Closing Date; the Tranche B Notes shall be issued to Purchaser on the Tranche B Closing Date; and the Tranche C Notes shall be issued to Purchaser on the Tranche C Closing Date.

         2. SALE AND PURCHASE OF THE NOTES; CLOSING DATES; CONDITIONS PRECEDENT; CONDITION SUBSEQUENT.

                 2.1 Sale and Purchase of the Notes. Subject to the terms and conditions of this Agreement, PM, either directly or through one or more Affiliates, agrees to purchase, and the Corporation agrees to sell and issue to PM, or such Affiliates: (i) on the Closing




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Date, a Tranche A Note for a purchase price of Two Million One Hundred
Seventy-Five Thousand Dollars ($2,175,000); (ii) on the Tranche B Closing Date, a Tranche B Note for a purchase price of Two Million One Hundred Seventy-Five Thousand Dollars (2,175,000); and (iii) at PM's sole option, on the Tranche C Closing Date, a Tranche C Note for a purchase price of Two Million One Hundred Fifty Thousand Dollars ($2,150,000), for a total purchase price of Six Million Five Hundred Thousand Dollars ($6,500,000). Subject to the terms and conditions of this Agreement, PMGLIC, either directly or through one or more Affiliates, agrees to purchase, and the Corporation agrees to sell and issue to PMGLIC, or such Affiliates: (i) on the Closing Date, a Tranche A Note for a purchase price of Three Hundred Twenty-Five Thousand Dollars ($325,000); (ii) on the Tranche B Closing Date, a Tranche B Note for a purchase price of Three Hundred Twenty-Five Thousand Dollars ($325,000); and (iii) at PMGLIC's sole option, on the Tranche C Closing Date, a Tranche C Note for a purchase price of Three Hundred Fifty Thousand Dollars ($350,000), for a total purchase price of One Million Dollars ($1,000,000).

                 2.2 Closing Date; Tranche B Closing Date; Tranche C Closing Date. The closing of the sale and purchase of the Tranche A Notes shall take place at the offices of Brobeck, Phleger & Harrison, 550 South Hope Street, Los Angeles, California 90071, counsel to Purchaser at 10:00 a.m., local time, on June 22, 1992 or at such other time, date, or place as the Corporation and Purchaser shall mutually agree (which time, date, and place are referred to in this Agreement as the "Closing Date"). To exercise their respective rights to cause the issuance and sale of the Tranche B Notes, the Corporation or the Purchaser must provide the other with a Tranche B Notice at least five (5) Business Days days prior to the proposed Tranche B Closing Date which Tranche B Notice shall specify the proposed Tranche B Closing Date. The closing of the sale and purchase of the Tranche B Notes shall take place on the Tranche B Closing Date so specified in the Tranche B Notice and at such time and place on such date as the Corporation and Purchaser shall mutually agree. To exercise its right to cause the issuance and sale of the Tranche C Notes, if in its sole and absolute discretion it determines to do so, the Purchaser must provide the Corporation with a Tranche C Notice at least five (5) Business Days days prior to the proposed Tranche C Closing Date which Tranche C Notice shall specify the proposed Tranche C Closing Date. The closing of the sale and purchase of the Tranche C Notes shall take place on the Tranche C Closing Date so specified in the Tranche C Notice and at such time and place on such date as the Corporation and Purchaser shall mutually agree.

                 2.3 Closing Date Conditions. Purchaser's obligation to purchase the Tranche A Notes on the Closing Date shall be subject to the performance by the Corporation of its agreements hereunder that by the terms hereof are to be performed at or prior to the time of delivery of the Tranche A Notes and to the following further conditions precedent:

                          (i) Closing Date. The Closing Date shall occur on or before June 26, 1992;





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                          (ii)       Closing Certificate.  Purchaser shall
         have received a certificate dated the Closing Date, signed by the President or a Vice President of the Corporation, to the effect that:
         (i) the representations and warranties of the Corporation set forth in Sections 4.1 through 4.22 are true and correct in all material respects on and with respect to the Closing Date; (ii) the Corporation has performed all of its obligations hereunder that are to be performed on or prior to the Closing Date; and (iii) no Unmatured Event of Default or Event of Default has occurred and is continuing;

                          (iii) Legality. The Tranche A Notes shall qualify as a legal investment for Purchaser under the laws and regulations of each jurisdiction to which Purchaser is subject (without reference to any so- called "basket" provision which permits the making of an investment without restrictions to the character of the particular investment being made) and the purchase of and payment for the Tranche A Notes shall not be prohibited by any applicable law or governmental regulation.

                          (iv) Satisfactory Proceedings. All corporate proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to Purchaser and special counsel to Purchaser, and Purchaser shall have received a copy (executed or certified as may be appropriate) of all documents or corporate proceedings taken in connection with the consummation of said transactions, including the following:

                                     a.       Certified copies of the
                 Certificate of Incorporation and By-laws of the Corporation;

                                     b.       Certified copies of resolutions
                 of the Board of Directors of the Corporation authorizing the execution, delivery, and performance of this Agreement, the Notes, the Registration Rights Agreement, and any other documents provided for in this Agreement; and

                                     c.       A certificate of the Secretary of
                 the Corporation certifying the names of the officer or officers of the Corporation authorized to sign this Agreement, the Notes, the Registration Rights Agreement, and any other documents provided for in this Agreement, together with a sample of the true signature of each such officer;

                          (v) Legal Opinion. Purchaser shall have received from Stokes & Bartholomew and Irell & Manella, counsel and local counsel to the Corporation, opinion letters dated the Closing Date, in form and substance satisfactory to Purchaser and their counsel, and covering the matters set forth in Exhibit D hereto;





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                          (vi)       Issuance of the Tranche A Notes.  The
         Corporation shall have executed and delivered the Tranche A Notes to Purchaser or their nominees;

                          (vii) Registration Rights Agreement. The Corporation and Purchaser shall have entered into a registration rights agreement in the form of Exhibit E hereto (the "Registration Rights Agreement");

                          (viii) Closing Fee. The Corporation shall pay to Purchaser a closing fee of $75,000 (net of any commitment delivery fee ($25,000) or commitment acceptance fee ($50,000) previously paid to Purchaser) by wire transfer of immediately available funds;

                          (ix) No Material Adverse Change. No material adverse change in the business, condition, or operations (financial or otherwise) of the Corporation and its Subsidiaries taken as a whole from that set forth in the balance sheet as of March 31, 1992, included in the SEC Reports, other than changes disclosed to Purchaser in writing prior to the execution and delivery by Purchaser of this Agreement, shall have occurred;

                          (x) Approvals and Consents. The Corporation shall have duly received all authorizations, consents, approvals, licenses, franchises, permits, and certificates by or of all federal, state, and local governmental authorities necessary for the issuance of the Tranche A Notes;

                          (xi) Payment of Legal Fees. The Corporation shall have reimbursed the Purchaser in full for the fees and expenses of its counsel, Brobeck, Phleger & Harrison, incurred in connection with the preparation, negotiation, and execution of this Agreement, the Notes, the Registration Rights Agreement, and any other documents executed in connection herewith;

                          (xii) Representations and Warranties. The representations and warranties of the Corporation contained in this Agreement shall be true and correct in all respects on and as of the Closing Date, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); and

                          (xiii) Events of Default. No Unmatured Event of Default or Event of Default shall have occurred and be continuing on the Closing Date, nor shall either result from the purchase and sale of the Tranche A Notes.

                 2.4 Waiver of Conditions. If, on the Closing Date, the Corporation fails to deliver the Tranche A Notes to Purchaser or if any of the other conditions specified in Section 2.3 have not been satisfied, Purchaser shall be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in





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Section 2.3 have not been satisfied, Purchaser may waive compliance by the
Corporation with any such condition to such extent as it may in its sole discretion determine. Nothing in this Section 2.4 shall operate to relieve the Corporation of any of its obligations hereunder or to waive any of Purchaser's rights against the Corporation occassioned by any such breach.


                 2.5 Condition Subsequent. The following shall be a condition subsequent to the purchase and sale of the Tranche A Notes and the failure to satisfy the following shall constitute an Event of Default hereunder:

                          (i)        Escrow Agreement.  Withing thirty (30)
days of the Closing Date, the Corporation, the Purchaser, and NationsBank (or another third party acceptable to Purchaser in its sole and absolute discretion) shall have entered into an escrow agreement (the "Escrow Agreement"), together with appropriate financing statements signed by the Corporation, in each case in form and substance satisfactory to Purchaser.

                 2.6 Tranche B Closing Date Conditions. Purchaser's obligation to purchase the Tranche B Notes on the Tranche B Closing Date shall be subject to the performance by the Corporation of its agreements hereunder that by the terms hereof are to be performed at or prior to the time of delivery of the Tranche B Notes and to the following further conditions precedent:

                          (i) Closing Certificate. Purchaser shall have received a certificate dated the Tranche B Closing Date, signed by the President or a Vice President of the Corporation, to the effect that:
         (i) the representations and warranties of the Corporation set forth in Sections 4.1 through 4.22 are true and correct in all material respects on and with respect to the Tranche B Closing Date (except to the extent that such representations and warranties relate solely to an earlier date); (ii) the Corporation has performed all of its obligations hereunder that are to be performed on or prior to the Tranche B Closing Date; and (iii) no Unmatured Event of Default or Event of Default has occurred and is continuing;

                          (ii) Legality. The Tranche B Notes shall qualify as a legal investment for Purchaser under the laws and regulations of each jurisdiction to which Purchaser is subject (without reference to any so-called "basket" provision which permits the making of an investment without restrictions to the character of the particular investment being made) and the purchase of and payment for the Tranche B Notes shall not be prohibited by any applicable law or governmental regulation.

                          (iii) Satisfactory Proceedings. All corporate proceedings taken in connection with the issuance of the Tranche B Notes, shall be satisfactory in form and substance to Purchaser and special counsel to Purchaser, and Purchaser shall have received a copy (executed or certified as may be appropriate) of all documents





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
or corporate proceedings taken in connection with the consummation of said issuance, including the following:

                                     a.       Certified copies of the
                 Certificate of Incorporation and By-laws of the Corporation or a certificate of the Secretary of the Corporation certifying that such documents have not been changed from the copies that were provided to Purchaser on the Closing Date;

                                     b.       Certified copies of resolutions
                 of the Board of Directors of the Corporation authorizing the execution, delivery, and performance of this Agreement, the Notes, the Registration Rights Agreement, and any other documents provided for in this Agreement or a certificate of the Secretary of the Corporation certifying that such resolutions have not been changed from the copies that were provided to Purchaser on the Closing Date and that such resolutions remain in full force and effect; and

                                     c.       A certificate of the Secretary of
                 the Corporation certifying the names of the officer or officers of the Corporation authorized to sign this Agreement, the Notes, the Registration Rights Agreement, and any other documents provided for in this Agreement, together with a sample of the true signature of each such officer or a certificate of the Secretary of the Corporation certifying that such certifications have not been changed from the copies that were provided to Purchaser on the Closing Date and that such resolutions remain in full force and effect;

                          (iv) Legal Opinion. Purchaser shall have received from Stokes & Bartholomew and Irell & Manella, counsel and local counsel to the Corporation, updated opinion letters dated the Tranche B Closing Date, in the form and substance of the opinions rendered by such counsel on the Closing Date;

                          (v) Issuance of the Tranche B Notes. The Corporation shall have executed and delivered the Tranche B Notes to Purchaser or their nominees;

                          (vi) Tranche B Closing Fee. The Corporation shall pay to Purchaser a closing fee of $75,000 by wire transfer of immediately available funds;

                          (vii) No Material Adverse Change. No material adverse change in the business, condition, or operations (financial or otherwise) of the Corporation and its Subsidiaries taken as a whole from that set forth in the balance sheet as of March 31, 1992, included in the SEC Reports, other than changes disclosed to Purchaser in writing prior to the execution and delivery by Purchaser of this Agreement, shall have occurred;





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
                          (viii) Approvals and Consents. The Corporation shall have duly received all authorizations, consents, approvals, licenses, franchises, permits, and certificates by or of all federal, state, and local governmental authorities necessary for the issuance of the Tranche B Notes;

                          (ix) Payment of Legal Fees. The Corporation shall have reimbursed the Purchaser in full for the fees and expenses of its counsel, Brobeck, Phleger & Harrison, incurred in connection with the preparation, execution, and delivery of the Escrow Agreement and the Tranche B Notes;

                          (x) Representations and Warranties. The representations and warranties of the Corporation contained in this Agreement shall be true and correct in all respects on and as of the Tranche B Closing Date, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                          (xi) Events of Default. No Unmatured Event of Default or Event of Default shall have occurred and be continuing on the Tranche B Closing Date, nor shall either result from the purchase and sale of the Tranche B Notes;

                          (xii) Escrow Agreement. The Corporation shall have deposited into the escrow account created under and pursuant to the Escrow Agreement (either from the proceeds of sale from the sale of its Estancia Facility or otherwise) the sum of not less than Five Million Dollars ($5,000,000); provided, however, that the Corporation shall be able to satisfy this condition in the event that it has deposited into the escrow account created under and pursuant to the Escrow Agreement (either from the proceeds of sale from the sale of its Estancia Facility or otherwise) the sum of not less than Two Million Five Hundred Thousand Dollars ($2,500,000) and if it instructs the Purchaser to deposit up to Two Million Five Hundred Thousand Dollars ($2,500,000) of the proceeds from the sale of the Tranche B Notes into such escrow account so that after giving effect to such additional deposit the total amount of funds contained in such escrow account is not less than Five Million Dollars ($5,000,000); and

                          (xiii) Tranche B Closing Date. The Tranche B Closing Date shall occur on or before December 15, 1992.

                 2.7 Waiver of Conditions. If, on the Tranche B Closing Date, the Corporation fails to deliver the Tranche B Notes to Purchaser or if any of the other conditions specified in Section 2.6 have not been satisfied, Purchaser shall be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in Section 2.6 have not been satisfied, Purchaser may waive compliance by the Corporation with any such condition to such extent as it may in its sole discretion determine, it being expressly understood and agreed that the Corporation is to use its best





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
efforts to satisfy the conditions specified in Section 2.6 and the Corporation is obligated to accept the financing provided by the purchase and sale of the Tranche B Notes if Purchaser is prepared to provide it. Nothing in this
Section 2.7 shall operate to relieve the Corporation of any of its obligations hereunder or to waive any of Purchaser's rights against the Corporation occassioned by any such breach.

                 2.8 Tranche C Closing Date Conditions. Purchaser shall have no obligation to purchase the Tranche C Notes unless it, in its sole and absolute discretion it determines to do so. If it does so determine to purchase the Tranche C Notes then its obligation to purchase the Tranche C Notes on the Tranche C Closing Date shall be subject to the performance by the Corporation of its agreements hereunder that by the terms hereof are to be performed at or prior to the time of delivery of the Tranche C Notes and to the following further conditions precedent:

                          (i) Tranche C Closing Date. The Tranche C Closing Date shall occur on or before December 15, 1992;

                          (ii) Closing Certificate. Purchaser shall have received a certificate dated the Tranche C Closing Date, signed by the President or a Vice President of the Corporation, to the effect that:
         (i) the representations and warranties of the Corporation set forth in Sections 4.1 through 4.22 are true and correct in all material respects on and with respect to the Tranche C Closing Date (except to the extent that such representations and warranties relate solely to an earlier date); (ii) the Corporation has performed all of its obligations hereunder that are to be performed on or prior to the Tranche C Closing Date; and (iii) no Unmatured Event of Default or Event of Default has occurred and is continuing;

                          (iii) Legality. The Tranche C Notes shall qualify as a legal investment for Purchaser under the laws and regulations of each jurisdiction to which Purchaser is subject (without reference to any so- called "basket" provision which permits the making of an investment without restrictions to the character of the particular investment being made) and the purchase of and payment for the Tranche C Notes shall not be prohibited by any applicable law or governmental regulation.

                          (iii) Satisfactory Proceedings. All corporate proceedings taken in connection with the issuance of the Tranche C Notes, shall be satisfactory in form and substance to Purchaser and special counsel to Purchaser, and Purchaser shall have received a copy (executed or certified as may be appropriate) of all documents or corporate proceedings taken in connection with the consummation of said issuance, including the following:

                                     d.       Certified copies of the
                 Certificate of Incorporation and By-laws of the Corporation or a certificate of the Secretary of the Corporation certifying that such documents have not been changed from the copies that





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
                 were provided to Purchaser on the Closing Date or the Tranche B Closing Date, as applicable;

                                     e.       Certified copies of resolutions
                 of the Board of Directors of the Corporation authorizing the execution, delivery, and performance of this Agreement, the Notes, the Registration Rights Agreement, and any other documents provided for in this Agreement or a certificate of the Secretary of the Corporation certifying that such resolutions have not been changed from the copies that were provided to Purchaser on the Closing Date, or the Tranche B Closing Date, as applicable, and that such resolutions remain in full force and effect; and

                                     f.       A certificate of the Secretary of
                 the Corporation certifying the names of the officer or officers of the Corporation authorized to sign this Agreement, the Notes, the Registration Rights Agreement, and any other documents provided for in this Agreement, together with a sample of the true signature of each such officer or a certificate of the Secretary of the Corporation certifying that such certifications have not been changed from the copies that were provided to Purchaser on the Closing Date, or the Tranche B Closing Date, as applicable, and that such resolutions remain in full force and effect;

                          (iv) Legal Opinion. Purchaser shall have received from Stokes & Bartholomew and Irell & Manella, counsel and local counsel to the Corporation, updated opinion letters dated the Tranche C Closing Date, in the form and substance of the opinions rendered by such counsel on the Closing Date;

                          (v) Issuance of the Tranche C Notes. The Corporation shall have executed and delivered the Tranche C Notes to Purchaser or their nominees;

                          (vi) Tranche C Closing Fee. The Corporation shall pay to Purchaser a closing fee of $75,000 by wire transfer of immediately available funds;

                          (vii)      No Material Adverse Change.   No material
         adverse change in the business, condition, or operations (financial or otherwise) of the Corporation and its Subsidiaries taken as a whole from that set forth in the balance sheet as of March 31, 1992, included in the SEC Reports, other than changes disclosed to Purchaser in writing prior to the execution and delivery by Purchaser of this Agreement, shall have occurred;

                          (viii) Approvals and Consents. The Corporation shall have duly received all authorizations, consents, approvals, licenses, franchises, permits, and certificates by or of all federal, state, and local governmental authorities necessary for the issuance of the Tranche C Notes;





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
                          (ix) Payment of Legal Fees. The Corporation shall have reimbursed the Purchaser in full for the fees and expenses of its counsel, Brobeck, Phleger & Harrison, incurred in connection with the preparation, execution, and delivery of the Tranche C Notes;

                          (x) Representations and Warranties. The representations and warranties of the Corporation contained in this Agreement shall be true and correct in all respects on and as of the Tranche C Closing Date, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); and

                          (xi) Events of Default. No Unmatured Event of Default or Event of Default shall have occurred and be continuing on the Tranche C Closing Date, nor shall either result from the purchase and sale of the Tranche C Notes.

                 2.9 Waiver of Conditions. If, on the Tranche C Closing Date, the Corporation fails to deliver the Tranche C Notes to Purchaser or if any of the other conditions specified in Section 2.8 have not been satisfied, Purchaser shall be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in Section 2.8 have not been satisfied, Purchaser may waive compliance by the Corporation with any such condition to such extent as it may in its sole discretion determine, it being expressly understood and agreed that the Corporation is to use its best efforts to satisfy the conditions specified in Section 2.8 and the Corporation is obligated to accept the financing provided by the purchase and sale of the Tranche C Notes if Purchaser is prepared to provide it. Nothing in this
Section 2.9 shall operate to relieve the Corporation of any of its obligations hereunder or to waive any of Purchaser's rights against the Corporation occassioned by any such breach.

                 2.10 Effect of Exercise of Certain Mandatory Prepayment Options. Anything contained herein to contrary notwithstanding, if Purchaser, or any one of them, exercises the right contained in Section 6(a) of the Tranche A Notes or the Tranche B Notes, as applicable, to require the Corporation to prepay such Notes, then, thereafter, the Corporation shall not be obligated to accept the financing provided by the purchase and sale of the Tranche B Notes or the Tranche C Notes, as applicable, irrespective of whether Purchaser is prepared to provide it.

         3.      DEFINITIONS; CONSTRUCTION.

                 3.1      Definitions.          For purposes of this Agreement,
the following terms shall have the following meanings:

                 "Affiliate" has the meaning set forth in Rule 12b-2 under the Exchange Act (as in effect on the date of this Agreement), it being understood that any limited





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
         partner of a partnership shall not be an Affiliate of such partnership solely by virtue of its status as such a limited partner.

                 "Agreement" shall have the meaning ascribed thereto in the preamble.

                 "Business Day" means each Monday, Tuesday, Wednesday, Thursday, or Friday that is not a day on which banking institutions in Los Angeles, California are authorized or obligated by law or executive order to close.

                 "Capital Lease" means as to any Person any lease or rental of real or personal property that, under generally accepted accounting principles, is or will be required to be capitalized on the balance sheet of such Person.

                 "Capital Lease Obligation" means any rental obligation in respect of a Capital Lease taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with generally accepted accounting principles.

                 "Certificate of Designation" means the Certificate of Designation that sets forth the rights and preferences of the Preferred Stock.

                 "Closing Date" shall have the meaning ascribed thereto in
         Section 2.2 hereof.

                 "Commission" means the United States Securities and Exchange Commission.

                 "Common Stock" means the common stock of the Corporation, par value $l.00 per share.

                 "Confidential Information" shall have the meaning ascribed thereto in Section 9.1 hereof.

                 "Consolidated Fixed Charge Coverage" means at the end of any fiscal quarter the quotient of (a) twice the Consolidated Operating Cash Flow for such fiscal quarter and the immediately preceding fiscal quarter, divided by (b) Consolidated Fixed Charges for the next succeeding four fiscal quarters.

                 "Consolidated Fixed Charges" means, for any period, the sum of Consolidated Rentals and Consolidated Interest Expense for such period. In the event that Consolidated Fixed Charges are to be determined for any future period or periods and any component of Consolidated Rentals or Consolidated Interest Expense may fluctuate or is determined on the basis of a rate or criterion that may fluctuate during such period, Consolidated Rentals or Consolidated Interest Expense, as the case may be, shall be calculated assuming that such amount, rate, or criterion in effect on the date such calculation is made shall be in effect throughout such period.

                 "Consolidated Interest Expense" means, for any period, total interest, whether paid or accrued (including that attributable to Capital Leases), of the Corporation and the Restricted Subsidiaries on a consolidated basis, including all amounts payable on the First Mortgage Notes and all commissions, discounts, and other fees and charges owed with respect to letters of credit and banker's acceptance financing and net costs under interest rate exchange or cap agreements providing interest rate protection, all as determined in conformity with generally accepted accounting principles.

                 "Consolidated Net Income" means, for any period, the net earnings (or losses) of the Corporation and the Restricted Subsidiaries, on a consolidated basis, for such period taken as a single accounting period determined in conformity with generally accepted accounting principles consistently applied, but excluding:

                 a. any gain that under generally accepted accounting principles consistently applied would be properly classified as an extraordinary gain;

                 b. any gain arising from a sale of capital assets that is not made in the ordinary course of business of the Corporation or its Restricted Subsidiaries;

                 c.       any gain arising from any write-up of assets;

                 d.       the proceeds of any life insurance policy;

                 e. earnings of any Person substantially all of the assets of that have been acquired in any manner (whether through merger or otherwise) to the extent that such earnings were realized prior to the date of such acquisition; and

                 f. earnings of any Person to which substantially all the assets of the Corporation shall have been sold or transferred, into which the Corporation shall have been merged, or with which the Corporation shall have been consolidated, to the extent that such earnings were realized prior to the date of such transfer, merger, or consolidation.

         All losses (including any loss that, under generally accepted accounting principles consistently applied, would be properly classified as an extraordinary loss) shall be included in determining such net earnings (or losses).

                 "Consolidated Net Worth" means, as of the time of any determination thereof, the excess of (a) the sum of (i) the par value (or value stated on the books of the Corporation) of the capital stock of all classes of the Corporation, plus (or minus in the case of surplus deficit) (ii) the amount of consolidated surplus, whether capital or earned, of the Corporation and the Restricted Subsidiaries, plus (iii) the face amount of the Subordinated Funded Debt, over (b) the amount of all treasury stock; all determined on a consolidated basis for the Corporation and the Restricted

         Subsidiaries in accordance with generally accepted accounting principles consistent with those followed in the preparation of the financial statements referred to in Section 4.5, including the making of appropriate deductions for minority interests, if any, in the Restricted Subsidiaries.

                 "Consolidated Operating Cash Flow" means for any period, without duplication, (a) Consolidated Net Income plus (b) to the extent deducted in computing Consolidated Net Income, depreciation and amortization and other similar non-cash charges, accrued income tax expense and interest expense of the Corporation and the Restricted Subsidiaries for such period.

                 "Consolidated Rentals" means, for any period, all amounts payable by the Corporation and any Restricted Subsidiary as lessee or sublessee relating to Operating Leases.

                  "Consolidated Senior Funded Debt" means all Funded Debt other than Subordinated Funded Debt.

                 "Consolidated Total Capitalization" means, as of the time of any determination thereof, the sum of Consolidated Senior Funded Debt and Consolidated Net Worth.

                 "Conversion Shares" means the shares of Common Stock issuable upon conversion of the indebtedness evidenced by the Notes.

                 "Convertible Notes" means the Corporation's (a) $7,000,000 aggregate principal amount 8.5% Convertible Subordinated Notes due November 7, 1999, and (b) the Corporation's $2,700,000 aggregate principal amount 8.5% Convertible Subordinated Notes due on various dates, the latest of which is January 16, 2000.

                 "Corporation" shall have the meaning ascribed thereto in the preamble to this Agreement and shall include the Corporation's permitted successors and assigns.

                 "Coupon Rate" means (i) with respect to the Tranche A Notes and the Tranche B Notes, eight and one-half percent (8.5%) per annum; and (ii) with respect to the Tranche C Notes, the greater of: (a) eight and one-half percent (8.5%) per annum, or (b) two and nine-tenths percentage points (2.90) above the Treasury Rate as of the Tranche C Closing Date for notes having a maturity of three years from the date of issuance thereof.

                 "ERISA" means the Employee Retirement Income Security Act of 1974.

                 "Escrow Agreement" shall have the meaning ascribed thereto in
         Section 2.5(i) hereof.

                 "Estancia Facility" means the Corporation's Torrance County Detention Center located in Estancia, New Mexico.

                 "Event of Default" shall have the meaning set forth in Section 7.1.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include reference to the comparable section, if any, of any successor federal statute.

                 "Federal Government Contract" means a contract between the Corporation and the federal government of the United States of America or any subdivision or agency thereof.

                 "Foreign Government Contract" means a contract between the Corporation and any foreign (other nation) government or any subdivision or agency thereof.

                 "First Mortgage Note Purchase Agreement" means the Note Purchase Agreement dated as of December 6, 1990, as amended, between the Corporation and the purchasers of the First Mortgage Notes listed therein.

                 "First Mortgage Notes" means the Corporation's $20,000,000 aggregate principal amount of 11.08% first mortgage notes due November 30, 2000 issued pursuant to the First Mortgage Note Purchase Agreement.

                 "Funded Debt" means and includes without duplication (a) any obligation payable more than one year from the date of the creation thereof (including the current portion of Funded Debt), that under generally accepted accounting principles is shown on the balance sheet as a liability (including obligations under Capital Leases and excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation), (b) guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business), and other contingent liabilities (whether direct or indirect) in connection with the obligations, stock, or dividends of any Person, including obligations under contracts to supply funds to or in any other manner invest in any Person, (c) obligations under any contract to purchase, sell, or lease (as lessee or lessor) property or to purchase or sell services, primarily for the purpose of enabling a Person to make payment of obligations or to assure the holder of such obligations against loss including obligations under any contract for the purchase of materials, supplies, or other property or services if such contract (or any related document) requires that payment for such materials, supplies, or other property or services shall be made regardless of whether delivery of such materials, supplies, or other property or services is ever made or tendered, (d) obligations under any contract to pay or purchase obligations of a Person, or to advance or supply funds for the payment or purchase of such obligations, and (e) any agreement to assure a creditor of a Person against loss.

                 "Government Contract" means any Federal Government Contract, Foreign Government Contract, or any State Government Contract.

                 "indemnified party" shall have the meaning ascribed thereto in
         Section 10.1 hereof.

                 "indemnifying party" shall have the meaning ascribed thereto in Section 10.1 hereof.

                 "Margin Stock" shall have the meaning given such term in Regulation G (12 CFR part 207) of the Board of Governors of the Federal Reserve System.

                 "Notes" shall have the meaning ascribed thereto in Section 1 hereof.

                 "Operating Lease" means any lease of real, personal, or mixed property that is not a Capital Lease.

                 "Permitted Businesses" means the design, construction, ownership, start up, management, or operation of detention and correctional facilities together with associated consulting and educational services.

                 "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, government, or department or agency of a government.

                 "PM" shall have the meaning ascribed thereto in the preamble to this Agreement.

                 "PMGLIC" shall have the meaning ascribed thereto in the preamble to this Agreement.

                 "Preferred Stock" means the Corporation's Series A Cumulative Convertible Preferred Stock, $1.00 par value per share.

                 "Purchaser" shall mean PM and PMGLIC, individually and collectively, and shall include PM's and PMGLIC's permitted successors and assigns.

                 "Registration Rights Agreement" shall have the meaning ascribed thereto in Section 2.3(vii) hereof.

                 "Representative" shall have the meaning ascribed thereto in
         Section 7.1 hereof.

                 "Restricted Subsidiary" means a Subsidiary of the Corporation that is (a) organized under the laws of any state of the United States of America and at least 80% of the total combined voting power of all classes of Voting Stock shall at the time as of which any determination is being made, be owned by the Corporation either directly or through any Restricted Subsidiary, (b) engaged in a Permitted Business and (c) whose assets and operations are located within the United States of America.

                 "Security" or "Securities" means the Notes or the Conversion Shares.

                 "SEC Reports" shall have the meaning ascribed thereto in
         Section 4.4 hereof.

                 "Securities Act" means the Securities Act of 1933.

                 "Senior Indebtedness" shall have the meaning ascribed to such term in the Notes.

                 "State Government Contract" means a contract between the Corporation or any of its Subsidiaries and the government of any state, county, or municipality or any political subdivision or agency thereof.

                 "Subordinated Funded Debt" means the indebtedness of the Corporation evidenced by the Convertible Notes.

                 "Subsidiary" means any corporation, partnership, or other entity of which a majority of the total combined voting power of all classes of Voting Stock at the time as of which any determination is being made, is owned by a Person either directly, through one or more Subsidiaries or both.

                 "Tranche B Closing Date" means the Business Day specified by the Corporation or PM, on behalf of the Purchaser, as applicable, in compliance with the provisions hereof, as the date on which all of the Tranche B Notes are to be issued by the Corporation and purchased by Purchaser in accordance with the provisions hereof.

                 "Tranche B Notice" means a written notice substantially in the form of the notice attached hereto as Exhibit F and incorporated herein by this reference.

                 "Tranche C Closing Date" means the Business Day specified by PM, on behalf of the Purchaser, in compliance with the provisions hereof, as the date on which all of the Tranche C Notes are to be issued by the Corporation and purchased by Purchaser in accordance with the provisions hereof.

                 "Tranche C Notice" means a written notice substantially in the form of the notice attached hereto as Exhibit G and incorporated herein by this reference.

                 "Tranche A Note" means any one or more of the Notes issued on the Closing Date or any substitute or replacement therefor; the aggregate amount of the Tranche A Notes shall be Two Million Five Hundred Thousand Dollars ($2,500,000).

                 "Tranche B Note" means any one or more of the Notes issued on the Tranche B Closing Date or any substitute or replacement therefor; the aggregate amount of the Tranche B Notes shall be Two Million Five Hundred Thousand Dollars ($2,500,000).

                 "Tranche C Note" means any one or more of the Notes issued on the Tranche C Closing Date or any substitute or replacement therefor; the aggregate amount of the Tranche C Notes shall be Two Million Five Hundred Thousand Dollars ($2,500,000).

                 "Transfer" shall have the meaning ascribed thereto in Section
         8.4 hereof.

                 "Treasury Rate" shall mean, as of the date of any determination thereof, the rate per annum, as determined by Purchaser, equal to the arithmetic average of the two most recent weekly average bid-side yields on issues of United States Treasury Securities, as published by the Federal Reserve Board for release on the first business day of the week in which such determination is made in its Statistical Release H.15 (519) under the heading "Treasury Constant Maturities" for the two calendar weeks ending on the two Wednesdays immediately preceding the date of such release or, if such average is not published for such periods, of such reasonably comparable index as may be designated for such period by Purchaser.

                 "Triggering Event" means the occurrence of any Unmatured Event of Default of Event of Default described in clauses (i), (ii), and
         (iv) through (x), inclusive, of Section 7.1. For purposes of determining the period during which the Triggering Event Rate shall be in effect, a Triggering Event shall not be deemed to have occurred until the date on which Purchaser shall have given notice of the occurrence thereof to the Corporation.

                 "Triggering Event Rate" means (i) with respect to the Tranche A Notes and the Tranche B Notes, ten and one-half percent (10.5%) per annum; and (ii) with respect to the Tranche C Notes, the greater of:
         (a) ten and one-half percent (10.5%) per annum, or (b) two and nine-tenths percentage points (2.90) above the Treasury Rate as of the Tranche C Closing Date for notes having a maturity of three years from the date of issuance thereof.

                 "Unmatured Event of Default" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

                 "Voting Stock" means, when used with respect to any Person, any shares of stock or other ownership interests of such Person having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person (irrespective of whether at the time stock or ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                 "Warrants" means the warrants dated as of December 6, 1990 evidencing the right to purchase 250,000 shares of Common Stock of the Corporation between the Corporation and the purchasers of the First Mortgage Notes.

                 3.2      Construction.   Unless the context of this
Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the terms "include" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or". The words "hereof," "herein," "hereby," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, exhibit, and schedule references are to this Agreement unless otherwise specified. Any reference herein to this Agreement, the Notes, or the Registration Rights Agreement includes any and all alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

                 3.3 Changes in Acccounting Principles. If any changes in accounting principles from those in effect at the time of preparation of the financial statements referred to in Section 4.5 are hereafter occasioned by the promulgation of rules, regulations, pronouncements, and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or organizations with similar functions) result in a change in the method of calculation of financial covenants, standards, or terms found in this Agreement or there is any change in the Corporation's fiscal quarters or fiscal year, the parties hereto agree to enter into negotiations to amend this Agreement so as to equitably reflect such changes with the desired result that the criteria for evaluating the financial condition of the Corporation shall be the same after such changes as if such changes had not been made.

         4. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION. The Corporation represents and warrants to Purchaser, as of the date hereof, and as of the Closing Date, the Tranche B Closing Date, and the Tranche C Closing Date, that:

                          4.1 Organization and Qualification. Each of the Corporation and its Subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated and has the power to own its respective property and to carry on its respective business as now being conducted. Each of the Corporation and its Subsidiaries is duly qualified as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of the respective business conducted or property owned by it makes such qualification necessary and where the failure so to qualify would have a material adverse effect on the business or financial position of the Corporation and its Subsidiaries taken as a whole.

                          4.2 Due Authorization. The execution and delivery of this Agreement and the Registration Rights Agreement and the issuance and sale of the Notes and the Conversion Shares by the Corporation and compliance by the Corporation with all the provisions of this Agreement, the Registration Rights Agreement, the Notes, and the Conversion Shares (i) are within the corporate power and authority of the Corporation; (ii) do not require the approval or consent of any stockholders of the Corporation; and (iii) have been authorized by all requisite corporate proceedings on the part of the Corporation. This Agreement, the Notes, and the Registration Rights Agreement have been duly executed and delivered by the Corporation and constitute valid and binding agreements of the Corporation enforceable in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors rights, and (ii) the remedy of specific performance and injunctive and other form of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The Corporation has furnished to Purchaser true and correct copies of the Corporation's current Certificate of Incorporation and By-laws.

                          4.3 Subsidiaries. The Subsidiaries of the Corporation, together with their jurisdiction of incorporation, are set forth on Schedule 4.3 hereto.

                          4.4 SEC Reports. The Corporation has filed all proxy statements, reports, and other documents required to be filed by it under the Exchange Act and the Corporation has furnished Purchaser copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1991, and all proxy statements and reports under the Exchange Act filed by the Corporation after such date, each as filed with the Commission (collectively, the "SEC Reports"). Each SEC Report was in substantial compliance with the requirements of its respective report form and did not, on the date of filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                          4.5 Financial Statements. The financial statements (including any related schedules or notes) included in the SEC Reports have been prepared in accordance with generally accepted accounting principles consistently followed (except as indicated in the notes thereto) throughout the periods involved and fairly present the consolidated financial condition, results of operations, and changes in stockholders' equity of the Corporation and its Subsidiaries as of the dates thereof and for the periods ended on such dates (in each case subject, as to interim statements, to changes resulting from year-end adjustments (none of which will be material in amount or effect)), and the Corporation has no material liabilities, contingent or otherwise, not reflected in the balance sheet as of March 31, 1992 included in the SEC Reports or otherwise referred to in the SEC Reports or otherwise disclosed to Purchaser in writing prior to the execution by Purchaser of this Agreement, other than any such liabilities incurred in the ordinary course of business since March 31, 1992. There has been no material adverse change in the business, condition, or operations (financial or otherwise) of the Corporation and its Subsidiaries taken as a whole from that set forth in the balance sheet as of March 31, 1992 included in the SEC Reports, other than changes disclosed or referred to in the SEC Reports or otherwise disclosed to Purchaser in writing prior to the execution by Purchaser of this Agreement.

                          4.6        Actions Pending; Compliance with Law.
         Except as disclosed on Schedule 4.6 hereto, there is no action, suit, criminal investigation, or proceeding pending or, to the knowledge of the Corporation, threatened by any public official or governmental authority, against the Corporation or any of its Subsidiaries or any of their respective properties or assets by or before any court, arbitrator, or governmental body, department, commission, board, bureau, agency, or instrumentality, which questions the validity of this Agreement, the Notes, the Registration Rights Agreement, or the Conversion Shares or any action taken or to be taken pursuant hereto or thereto, or, except as set forth in the SEC Reports, that are reasonably likely to result in any material adverse change in the business or financial condition of Corporation, and neither the Corporation nor any of its Subsidiaries is in default in any material respect with respect to any judgment, order, writ, injunction, decree, or award, and, except as disclosed in the SEC Reports, the businesses of the Corporation and its Subsidiaries are in compliance in all material respects with applicable federal, state, local, and foreign governmental laws and regulations and all Government Contracts, all to the extent necessary to avoid any material adverse effect on the business, properties, or condition (financial or other) of the Corporation and its Subsidiaries taken as a whole.

                          4.7 Title to Properties; Insurance. The Corporation and its Subsidiaries have good and valid title to their respective properties and assets, free of all liens and encumbrances other than those referred to in the financial statements of the Corporation (or the notes thereto) for the quarter ended March 31, 1992, included in the SEC Reports, except in each case for such defects in title and such other liens and encumbrances that are otherwise disclosed or referred to in the SEC Reports or that do not in the aggregate materially detract from the value to the Corporation of the properties and assets of the Corporation and its Subsidiaries taken as a whole. The Corporation and its Subsidiaries maintain insurance in such amounts (to the extent available in the public market), including self-insurance, retainage, and deductible arrangements, and of such a character as the Corporation believes is reasonable for companies engaged in the same or similar business.

                          4.8        Governmental Consents, Etc.  The
         Corporation is not required to obtain any consent, approval, or authorization of, or to make any declaration or filing with, any governmental authority as a condition to or in connection with the valid execution, delivery, and performance of this Agreement, the Notes, or the Registration Rights Agreement and the valid offer, issue, sale, or delivery of the Notes or the Conversion Shares, or the performance by the Corporation of its obligations in respect thereof, except for any filings required to effect any registration pursuant to the Registration Rights Agreement, and filings required pursuant to state and federal securities laws that will be timely made after the Closing Date, the Tranche B Closing Date, or the Tranche C Closing Date, as applicable.

                          4.9 Holding Corporation Act and Investment Corporation Act Status. The Corporation is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Corporation Act of 1935. The Corporation is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Corporation Act of 1940.

                          4.10       Taxes.  The Corporation and its
         Subsidiaries have filed or caused to be filed all income tax returns that are required to be filed and have paid or caused to be paid all taxes as shown on said returns and on all assessments received by it to the extent that such taxes have become due, except taxes the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. The federal income tax returns of the Corporation and its Subsidiaries have been examined and reported on by the Internal Revenue Service (or closed by applicable statutes) and all tax liabilities including additional assessments have been satisfied for all fiscal years prior to and including the fiscal year ended December 31, 1987. The Corporation and its Subsidiaries have paid or caused to be paid, or have established reserves that the Corporation reasonably believes to be adequate in all material respects, for all federal income tax liabilities and state income tax liabilities applicable to the Corporation and its Subsidiaries for all fiscal years that have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

                4.11 Conflicting Agreements and Charter Provisions. Neither the Corporation nor its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction that materially and adversely affects its business, property, or assets or financial condition. Except as set forth on
         Schedule 4.11 attached hereto, neither the execution and delivery of this Agreement, the Notes, or the Registration Rights Agreement nor the issuance of the Conversion Shares nor fulfillment of or compliance with the terms and provisions hereof or thereof or the prepayment of the Notes as contemplated hereby and by the Notes, and the conversion of the indebtedness evidenced by the Notes into the Conversion Shares as contemplated hereby and by the Notes will conflict with or result in a breach of the terms, conditions, or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of, the Certificate of Incorporation or By-laws of the Corporation or any mortgage, agreement, instrument, order, judgment, decree, statute, law, rule, or regulations to which the Corporation or any of its Subsidiaries or any of their respective properties is subject. Neither the Corporation nor any of its Subsidiaries is in default under any outstanding indenture or other debt instrument or with respect to the payment of the principal of or interest on any outstanding obligations for borrowed money, is in default under any of their respective contracts or agreements, or under any instrument by which the Corporation or any of its Subsidiaries is bound, in each case that materially and adversely affects the business, operations, or financial condition of the Corporation and its Subsidiaries taken as a whole.

                          4.12 Capitalization. The authorized capital stock of the Corporation consists of (i) 30,000,000 shares of Common Stock, of which, as of the date hereof, 9,288,881 shares are outstanding and no shares are held in its treasury; and (ii) 1,000,000 shares of preferred stock, $1.00 par value, of which, as of the date hereof, 50,000 shares are outstanding; all of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock of the Corporation are entitled to preemptive rights. The Preferred Stock is entitled to only those preemptive rights that are set forth in the Certificate of Designation. Except for the options and warrants listed on Schedule 4.12 hereto and except for the Warrants, the Preferred Stock, and the Convertible Notes, there are no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of the Corporation, or contracts, commitments, understandings, or arrangements by which the Corporation is or may become bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any shares of its capital stock. Since March 31, 1992, the Corporation has not changed the amount of its authorized capital stock or subdivided or otherwise changed any shares of any class of its capital stock, whether by way of reclassification, recapitalization, stock split, or otherwise, or issued or reissued, or agreed to issue or reissue, any of its capital stock, except as disclosed in this Section 4.12 and has not since such date declared or paid any dividend in cash or stock or made any other distribution of assets to its stockholders.

                          4.13 Disclosure. Neither this Agreement nor the SEC Reports nor the financial statements included in the SEC Reports nor any certificate or written disclosure statement referred to herein and furnished to Purchaser by or on behalf of the Corporation in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Corporation or any of its Subsidiaries that the Corporation has not disclosed to Purchaser in writing that materially affects adversely or, so far as the Corporation can now reasonably foresee, will materially affect adversely the properties, business, or condition (financial or otherwise) of the Corporation and its Subsidiaries taken as a whole or the ability of the Corporation to perform this Agreement, the Notes, the Registration Rights Agreement or its obligations in respect of the Conversion Shares.

                          4.14       Status of Conversion Shares.  The
         Conversion Shares have been duly authorized by all necessary corporate action on the part of the Corporation (no consent or approval of stockholders being required by law, the Certificate of Incorporation or the By-laws of the Corporation, or otherwise), and such shares of Common Stock have been validly reserved for issuance, and upon issuance, will be validly issued and outstanding, fully paid, and nonassessable.

                          4.15 Registration Under Exchange Act. The Conversion Shares will not be registered as a class pursuant to
         Section 12 of the Exchange Act and such registration is not required except as otherwise required by the provisions of the Registration Rights Agreement.

                          4.16 ERISA. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), irrespective of whether waived, exists with respect to any Plan (as defined below) (other than a Multiemployer Plan (as defined below)). No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (other than a Multiemployer Plan) by the Corporation or any of its Subsidiaries that is or would be materially adverse to the Corporation and its Subsidiaries taken as a whole. Neither the Corporation nor any of its Subsidiaries has incurred any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan that is or would be materially adverse to the Corporation and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the Registration Rights Agreement and the issuance and sale of the Notes and the conversion of the indebtedness evidenced by the Notes into the

         Conversion Shares will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Corporation in the immediately preceding sentence is made in reliance upon and subject to the accuracy of Purchaser's representation in Section 5.3 as to the source of the funds to be used to pay the purchase price of the Conversion Shares. As used in this Section 4.16, the term "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) that is or has been established or maintained, or to which contributions are or have been made, by the Corporation or by any trade or business, irrespective of whether incorporated, that, together with the Corporation, is under common control, as described in Section 414(b) or (c) of the Code, and the term "Multiemployer Plan" shall mean any Plan that is a "multiemployer plan" (as such term is defined in Section 4001 (a) (3) of ERISA).

                          4.17 Possession of Franchises, Licenses, Etc. The Corporation and its Subsidiaries possess all franchises, certificates, licenses, permits, and other authorizations from governmental or political subdivisions or regulatory authorities and all patents, trademarks, service marks, trade names, copyrights, licenses, and other rights, free from burdensome restrictions, that are necessary in any material respect to the Corporation and its Subsidiaries, taken as a whole for the ownership, maintenance, and operation of their respective properties and assets, and neither the Corporation nor any of its Subsidiaries is in violation of any thereof in any material respect.

                          4.18       Environmental and Other Regulations.   The
         Corporation and its Subsidiaries are in compliance in all material respects with all laws and regulations, including those relating to environmental control, equal employment opportunity, and employee safety, in all jurisdictions in which the Corporation and its Subsidiaries are presently doing business and where the failure to effect such compliance would have a material adverse effect on the business, operations, or financial condition of the Corporation and its Subsidiaries taken as a whole.

                          4.19 Offering of Securities. Neither the Corporation nor any Person acting on its behalf has offered the Securities or any similar securities of the Corporation for sale to, solicited any offers to buy the Securities or any similar securities of the Corporation from, or otherwise approached or negotiated with respect to the Corporation with any Person other than Purchaser and a limited number of other "accredited investors" (as defined in Rule 501(a) under the Securities Act). Neither the Corporation nor any Person acting on its behalf has taken or will take any action (including any offering of any securities of the Corporation under circumstances that would require the integration of such offering with the offering of the Securities under the Securities Act and the rules and regulations of the Commission thereunder) that might subject the offering, issuance, or sale of the Securities to the registration requirements of Section 5 of the Securities Act.

                          4.20 Brokers or Finders. Except for the fee of Page Capital Inc. that will be paid by the Corporation, no agent, broker, investment banker, or other firm or Person is or will be entitled to any broker's fee or any other commission or similar fee as a result of the activities of the Corporation or its Subsidiaries, agents, or employees undertaken in connection with any of the transactions contemplated by this Agreement or the Registration Rights Agreement.

                          4.21       Offering of Notes.  Neither the
         Corporation nor, to the best knowledge of the Corporation, any person authorized to act on behalf of the Corporation has taken or will take any action that would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or violate the provisions of any securities, "blue sky", or similar law of any applicable jurisdiction.

                          4.22 Regulations G, T, U, and X. Neither the Corporation nor any of its Subsidiaries owns or has any present intention of acquiring any Margin Stock. Neither the Corporation, any of its Subsidiaries, nor any agent acting on its behalf has taken take any action that might cause this Agreement to violate Regulations G, T, U, or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

                 5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Corporation, as of the date hereof and as of the Closing Date, the Tranche B Closing Date, and the Tranche C Closing Date, as follows:

                          5.1 Due Authorization. Purchaser has all right, power, and authority to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Registration Rights Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on behalf of Purchaser. This Agreement and the Registration Rights Agreement have been duly executed and delivered by Purchaser and constitute valid and binding agreements of Purchaser enforceable in accordance with their terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                          5.2        Conflicting Agreements and Other Matters.
         Neither the execution and delivery of this Agreement or the Registration Rights Agreement nor the performance by Purchaser of its obligations hereunder or thereunder will conflict with, result in a breach of the terms, conditions, or provisions of, constitute a default under, result in the creation of any mortgage, security interest, encumbrance, lien, or charge of any kind upon any of the properties or assets of Purchaser pursuant to, or require any consent, approval, or other action by or any notice to or filing with any court or administrative or governmental body pursuant to the organizational documents or agreements of Purchaser or any agreement, instrument, order, judgment, decree, statute, law, rule, or regulation by which Purchaser is bound, except, possibly, for filings after the Closing Date, the Tranche B Closing Date, and the Tranche C Closing Date, as applicable, under Section 13(d) of the Exchange Act.

                          5.3 Acquisition for Investment; Source of Funds. Purchaser is acquiring the Notes (and its rights with respect to the Conversion Shares) for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and Purchaser has no present intention or plan to effect any distribution of the Conversion Shares. No part of the funds used by Purchaser to purchase the Notes hereunder constitutes assets allocated to any separate account (as defined in Section 3 of ERISA) maintained by Purchaser or assets of any employee benefit plan (as defined in Section 3(3) of ERISA) other than a governmental plan (as defined in Section 3(32) of ERISA).

                          5.4 Brokers or Finders. No agent, broker, investment banker, or other firm or Person is or will be entitled to any broker's fee or any other commission or similar fee as a result of the activities of Purchaser or its Subsidiaries, agents, or employees undertaken in connection with any of the transactions contemplated by this Agreement or the Registration Rights Agreement.

                          5.5 Accredited Investor. Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act.

                 6.       COVENANTS.

                 The Corporation covenants that so long as any amount due or to become due under the Notes or this Agreement remains unpaid:

                          6.1        Financial Statements and Other Reports.

                                     (i)      it will, as soon as practicable
         and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, furnish to Purchaser statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders equity of the Corporation and its Subsidiaries for the period from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Corporation and its Subsidiaries as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Corporation, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of a copy of the Quarterly Report on Form 10-Q of the Corporation for such quarterly period filed with the Commission shall be deemed to satisfy the requirements of this clause
         (i);

                                     (ii)     it will, as soon as practicable
         and in any event within 90 days after the end of each fiscal year, furnish to Purchaser statements of consolidated net income and cash flows and a statement of changes in consolidated stockholders' equity of the Corporation and its Subsidiaries for such year, and a consolidated balance sheet of the Corporation and its Subsidiaries as of the end of such year, setting forth in each case in comparative form the corresponding figures from the preceding fiscal year, all in reasonable detail and examined and reported on by independent public accountants of recognized standing selected by the Corporation; provided, however, that delivery pursuant to clause (iii) below of a copy of the Annual Report on Form 10-K of the Corporation for such fiscal year filed with the Commission shall be deemed to satisfy the requirements of this clause (ii);

                                     (iii)  it will, promptly upon transmission
         thereof, furnish to Purchaser copies of all financial statements, proxy statements, notices, and reports as it shall send to its stockholders and copies of all registration statements (without exhibits), other than registration statements relating to employee benefit or dividend reinvestment plans, and all regular and periodic reports as it shall file with the Commission; and

                                     (iv)  it will, with reasonable promptness,
         furnish to Purchaser such other financial and other data of the Corporation and its Subsidiaries as such

         Purchaser may request, including operating financial information for each facility owned or operated by the Corporation or any of its Subsidiaries.

                          Together with each delivery of financial statements required by clauses (i) and (ii) above, the Corporation will deliver to Purchaser a certificate of an authorized financial officer of the Corporation regarding compliance by the Corporation with the covenants set forth in Sections 6.6., 6.7, and 6.8. At such other time or times that the Corporation delivers a compliance certificate to any other holder of Funded Debt, the Corporation will deliver such certificate, and any supporting detail, to the Purchaser.

                          6.2 Inspection of Property. The Corporation will permit representatives of Purchaser to visit and inspect, at Purchaser's expense, any of the properties of the Corporation and its Subsidiaries, to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances, and accounts of the Corporation and its Subsidiaries with the principal officers of the Corporation, all at such reasonable times, upon reasonable notice, and as often as Purchaser may reasonably request; provided, however, that the foregoing shall be subject to compliance with reasonable safety requirements and shall not require the Corporation or any of its Subsidiaries to permit any inspection that, in the reasonable judgment of the Corporation, would result in the violation of any statute or regulation with respect to confidentiality or security. Purchaser agrees that the information received pursuant to this
         Section 6.2 or Section 6.1(iv) is subject to Section 9 hereof.

                          6.3        Dividends, Distributions, and Redemptions.
         The Corporation will not declare or pay any dividend on, or make any other distribution in respect of, or redeem any shares of Common Stock or any other shares of capital stock of the Corporation other than, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing hereunder or under the Notes, cash dividends on its Preferred Stock in accordance with the terms of the Certificate of Designation; provided, however, that, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing hereunder or under the Notes, nothing in this Section 6.3 shall prevent the Corporation from purchasing or redeeming any shares of Preferred Stock in accordance with the terms of the Certificate of Designation.

                          6.4 Certain Acquisitions. Without the prior written consent of Purchaser, the Corporation will not purchase or otherwise acquire the business, assets, or securities of any other Person other than in the ordinary course of the Corporation's business.

                          6.5        Use of Proceeds; Regulations G, T, U, and
         X. All of the proceeds of the sale of the Notes will be used by the Corporation for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry Margin Stock or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of Regulations G, T, U, or X.

                          6.6 Consolidated Net Worth. The Corporation will not permit Consolidated Net Worth at any time to be less than the sum of (a) $35,569,167 at March 31, 1992, plus (b) an amount during each fiscal quarter thereafter equal to the sum of (i) the amount of Consolidated Net Worth required hereunder for the immediately preceding fiscal quarter, plus (ii) if positive, fifty percent (50%) of Consolidated Net Income for such immediately preceding fiscal quarter.

                          6.7        Consolidated Fixed Charges.

                                     a.       The Corporation shall not permit
         Consolidated Fixed Charge Coverage to be less than (i) 1.75 as at the end of any fiscal quarter occurring in 1992, and (ii) 2.00 as at the end of any fiscal quarter occurring thereafter.

                                     b.       The Corporation will not, and
         will not permit any Restricted Subsidiary to, incur, assume, or suffer to exist any obligation under Operating Leases or under any transaction giving rise to Consolidated Interest Expense after the Closing Date unless, after giving effect on a pro forma basis to such obligation or transaction, the Corporation will be in compliance with
         Section 6.7(a) (calculated as at the end of the most recently completed fiscal quarter).

                          6.8 Consolidated Senior Funded Debt. The Corporation will not permit Consolidated Senior Funded Debt to exceed eighty percent (80%) of Consolidated Total Capitalization.

                          6.9 Attendance at Board Meeting. The designee of the Purchaser (such individual to be identified to the Corporation in a writing signed by the Purchaser) shall have the right to attend all meetings of the Board of Directors of the Corporation in a nonvoting observer capacity, to receive notice of such meetings, and to receive the information provided by the Corporation to the Board of Directors. The Corporation agrees to provide the Purchaser with at least fifteen (15) days prior written notice of any proposed meeting of the Board of Directors of the Corporation. The reasonable out-of-pocket costs and expenses of any such individual attending a Board of Directors meeting of the Corporation shall be reimbursed by the Corporation.

                          6.10 Compliance with laws. The Corporation at all times will, and will cause each of its Subsidiaries to, observe and comply in all material respects with all laws (including environmental laws applicable to the Corporation and its Subsidiaries), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions, and requirements of all governmental authorities that are now and may at any time be applicable to the Corporation or its Subsidiaries, a violation of which could reasonably be expected to have a material adverse effect on the business, assets, operations, prospects, or condition (financial or otherwise) of the Corporation and its Subsidiaries taken as a whole, except such thereof as shall be contested in good faith and by appropriate proceedings promptly instituted and diligently conducted by the Corporation or its Subsidiaries, as the case may be, so long as adequate reserves or other appropriate provisions as shall be required in accordance with generally accepted accounting principles shall have been made therefor.

                          6.11 Maintenance of Properties; Insurance. The Corporation will maintain and will cause its Subsidiaries to maintain in good repair, working order, and condition (normal wear and tear excepted) all properties used or useful in the business of the Corporation and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals, and replacements thereof. The Corporation will maintain and will cause its Subsidiaries to maintain in full force and effect, with financially sound and reputable insurers acceptable to Purchaser, insurance (subject to customary deductibles and retentions) with respect to its properties and business and the properties and business of its Subsidiaries against hazards, contingencies, loss, or damage of the kinds customarily insured against by corporations of established reputation or similar size engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations; provided, however, in no event shall the coverage and amount of such insurance be less than the coverage and amount of insurance in force on the Closing Date. Without limiting the generality of the foregoing, the Corporation will maintain (i) public liability insurance against claims for personal injury, death, or property damage occurring upon, in, about or in connection with the use of any property owned, occupied, or controlled by the Corporation or any of its Subsidiaries in an amount per occurrence of at least $10,000,000, (ii) workers' compensation and business interruption insurance covering loss of rents and builders' all risk insurance, and
         (iii) such other insurance for the Corporation and its Subsidiaries as may be required by law.

                          6.12 Performance of Government Contracts. The Corporation will, and will cause each of its Subsidiaries to perform each and every term and condition of the Government Contracts relating to the facilities owned or operated by the Corporation or such Subsidiary and will not, and will not permit any Subsidiary to consent to any termination, cancellation, or material amendment, modification, or supplement to any Government Contract relating to the facilities owned or operated by the Corporation or any of its Subsidiaries which termination, cancellation, amendment, modification, or supplement could reasonably be expected to have a material adverse effect on the business, assets, operations, prospects, or condition (financial or otherwise) of the Corporation and its Subsidiaries taken as a whole.

                          6.13       Notice to Purchaser.   When any Unmatured
         Event of Default or Event of Default has occurred, the Corporation agrees to give written notice thereof to Purchaser within three (3) days of the Corporation's discovery of such event.

                          6.14 Waiver of Stay, Extension, or Usury Laws. The Corporation covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of any stay or extension law or any usury law or other law which would prohibit or forgive the Corporation from paying all or any portion of the principal of, or interest, or premium, if any on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Corporation hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay, or impede the execution of any power herein granted to the holders of the Notes, but will suffer and permit the execution of every such power as though no such law had been enacted.

                          6.15 Conduct of Business. The Corporation will not, and will not permit any of its Subsidiaries to, engage in any business other than the construction and management of prisons and other correctional facilities for governmental agencies, the ownership and operation of a proprietary school, and other businesses or activities substantially similar or related thereto.

                          6.16       Amendments or Waivers of Certain
         Documents. The Corporation will not agree to any material amendment, modification, supplement to, or waiver of any agreement related to the Convertible Notes. The Corporation agrees to give the Purchaser prior written notice of any proposed material amendment, modification, supplement to, or waiver of any agreement relating to Senior Indebtedness.

                          6.17       Limitation on Issuance of Other
         Subordinated Indebtedness Senior to the Notes. The Corporation will not create, incur, assume, guarantee, or in any other manner become liable with respect to any indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such indebtedness is also pari passu with, or subordinate pursuant to provisions substantially similar to those contained in the Notes, in right of payment to the Notes.

                          6.18 Limitation on Subsidiary Funded Debt. The Corporation shall not permit any of its Subsidiaries to incur, create, assume, or guarantee any Funded Debt (which shall be deemed to include preferred stock issued by a Subsidiary of the Corporation that is not held by the Corporation), unless, after giving effect thereto, (a) the total amount of Funded Debt of the Corporation's Subsidiaries does not exceed 10% of Consolidated Total Capitalization, and (b) the Corporation would be entitled to incur at least $1.00 of additional Consolidated Senior Funded Debt under Section 6.8.

                          6.19 Sale of Estancia Facility; Funding of the Escrow Account. The Corporation agrees that, within one (1) Business Day of the date on which such sale is consummated, it will deposit the net proceeds (after the payment of prior encumbrances and related tax obligations and the payment of related transactional costs and expenses) of sale of its Estancia Facility up to Five Million Dollars ($5,000,000) into the escrow account created under and pursuant to the Escrow Agreement. In the event that the Estancia Facility is not sold on or before August 31, 1992, then, on each of August 31, 1992, September 30, 1992, and November 31, 1992, the Corporation shall deposit into the escrow account created under and pursuant to the Escrow Agreement an amount equal to one-third (1/3) of the outstanding principal balance of the Notes as of August 31, 1992. In the event that the Estancia Facility is sold but the net proceeds of sale deposited into the escrow account created under and pursuant to the Escrow Agreement are less than the outstanding principal balance of the Notes, then, on each of August 31, 1992, September 30, 1992, and November 31, 1992, the Corporation shall deposit equal additional amounts into such escrow account (i.e., each equal to one-third (1/3) of the required sum) so that, after giving effect to all of such addditional deposits, the amount that has been deposited to the escrow is equal to the outstanding principal balance of the Notes as of August 31, 1992.

                 7.  EVENTS OF DEFAULT; REMEDIES THEREFOR.

                          7.1        Events of Default.  Any one or more of the
following shall constitute an "Event of Default":

                          (i) default in the payment of any interest due under the Notes when it becomes due and payable, and continuance of such default for a period of five (5) days; or

                          (ii) default in the payment of the principal of the Notes when due (whether at scheduled maturity, as a result of a mandatory prepayment requirement, by acceleration, or otherwise); or

                          (iii) default under any bond, debenture, note, or other evidence of indebtedness for money borrowed in excess of $100,000 by the Corporation or any of its Subsidiaries, whether such indebtedness now exists or shall hereafter be created, which default
         (i) shall consist of a failure to pay such indebtedness at final maturity and after the expiration of any applicable grace period, or
         (ii) shall have resulted in such indebtedness (A) becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled, or (B) having been discharged within a period of ten (10) days after there shall have been given, by registered or certified mail, to the Corporation or such Subsidiary, as applicable, by any holder of such indebtedness a written notice specifying such default and requiring the Corporation or such Subsidiary, as applicable, to cause such indebtedness to be discharged; or

                          (iv) default shall occur in the observance or performance of any covenant or agreement or any other provision of this Agreement or the Notes that is not remedied within twenty (20) days after receipt by the Corporation of written notice of such default from Purchaser;

                          (v) any representation or warranty made by the Corporation herein, or made by the Corporation in any statement or certificate furnished by the Corporation in connection with the consummation of the issuance and delivery of the Notes or thereafter pursuant to the terms of this Agreement, is untrue in any material respect as of the date of the issuance or making thereof; or

                          (vi) a final judgment or judgments entered by a court of competent jurisdiction for the payment of money aggregating in excess of $1,000,000 is or are outstanding against the Corporation or any of its Subsidiaries and any one such judgment in excess of $1,000,000 has, or such judgments aggregating in excess of $1,000,000 have remained unpaid, unvacated, unbonded, or unstayed by appeal or otherwise for a period of thirty (30) days from the date of entry; or

                          (vii) a court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order (a) for the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Corporation or any Subsidiary of the Corporation or of a material portion of the assets of either, or for the winding-up or liquidation of its affairs, and such decree or order shall remain in force, undischarged and unstayed for a period of more than thirty (30) days, or (b) for the sequestration or attachment of any material portion of the assets of the Corporation or any Subsidiary of the Corporation, without its unconditional return to the possession of the Corporation or such Subsidiary, or its unconditional release from such sequestration or attachment, within thirty (30) days thereafter; or

                          (viii) the Corporation or any Subsidiary of the Corporation makes an assignment for the benefit of creditors, or the Corporation or any Subsidiary of the Corporation applies for or consents to the appointment of a custodian, liquidator, trustee, or receiver for the Corporation or such Subsidiary or for a material portion of the assets of either; or

                          (ix) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Corporation or any of its Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Corporation under federal bankruptcy law or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator, or other similar official for the Corporation or any of its Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days or until an order for relief has been entered; or

                          (x) the institution by the Corporation or any of its Subsidiaries of proceedings to be adjudicated a debtor or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law or the consent by it to the filing such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or similar official for the Corporation or any of its Subsidiaries or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Corporation or any of its Subsidiaries in furtherance of any such action.

                 7.2 Acceleration of Maturities. When any Event of Default described in clauses (i) through (vi), inclusive, of Section 7.1 has occurred and is continuing, Purchaser may, by notice in writing sent to the Corporation, declare the entire principal and all interest accrued on the Notes to be, and the Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in clauses (vii) through (x), inclusive, of Section 7.1 has occurred, then the Notes shall immediately become due and payable without presentment, demand, protest, or notice of any kind. When any Event of Default described in clause (iv) of Section 7.1 has occurred and is continuing as a result of the Corporation's breach of its obligation to use its best efforts to satisfy one or more of the conditions to the issuance and sale of the Tranche B Notes or the Tranche C Notes or as a result of the Corporation's breach of its obligation to convert the indebtedness evidenced by the Notes into Conversion Shares in accordance with the terms and conditions of the Notes, Purchaser shall be entitled to specific performance of such obligation of the Corporation; it being expressly acknowledged and agreed by the Corporation that no adequate remedy at law exists for any such breach and that Purchaser will be irreparably harmed by any such breach by the Corporation. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Corporation shall forthwith pay to Purchaser the entire principal and interest accrued on the Notes. No course of dealing on the part of Purchaser nor any delay or failure on the part of Purchaser to exercise any right shall operate as a waiver of such right or otherwise prejudice Purchaser's rights, powers, and remedies. The Corporation further agrees, to the extent permitted by law, to pay to Purchaser all costs and expenses (including attorneys' fees) incurred by it in the collection of the Notes upon any default hereunder or thereon (including such costs and expenses incurred in connection with a workout or an insolvency or bankruptcy proceeding).

         8. AGREEMENTS OF PURCHASER. Purchaser agrees with the Corporation as follows:

                 8.1 Transfer of the Notes. Purchaser will not attempt to sell, transfer, convey, exchange, or otherwise dispose of all or any part of the Notes, except in accordance with applicable law.

                 8.2 No General Solicitation. Purchaser acknowledges and agrees that it has not received nor is it aware of any general solicitation or general advertising of the Notes, including any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, and that it was not invited to attend any seminar or meeting by means of any such general solicitation or general advertising.

                 8.3 No Registration. Purchaser understands and agrees that, neither the Notes nor, except as provided in the Registration Rights Agreement, any Conversion Shares will be registered under the Securities Act or any state securities law, that the Notes and Conversion Shares may be required to be held until they are subsequently registered under the Securities Act and any applicable state securities law, or any corresponding provisions of succeeding laws, unless an exemption from the registration requirements of such laws is available, and that the Corporation is under no obligation to register the Notes or, except as provided in the Registration Rights Agreement, any Conversion Shares, for resale.

                 8.4 Transfer Restrictions; Legends. Purchaser understands and agrees that the Notes and, when issued, the Conversion Shares have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws unless an exemption from the registration requirements of the Securities Act and, where applicable, such laws is available. Purchaser acknowledges that, except as provided in the Registration Rights Agreement, the Purchaser has no right to require the Corporation to register the Conversion Shares. The Purchaser understands and agrees that each certificate representing Conversion Shares shall bear the following legends:

                               "THE TRANSFER OF THE SECURITIES REPRESENTED BY
                          THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT ON FILE AT THE OFFICES OF THE CORPORATION."

                               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE
                          HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF

                          EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION
                          STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

         Purchaser will not, directly or indirectly, sell, transfer, pledge, encumber, or otherwise dispose of (collectively, "Transfers") any Conversion Shares except for (i) Transfers to any Affiliate of Purchaser, (ii) Transfers to other institutional investors that are not competitors of the Corporation in blocks of not less than 10,000 shares (or such lesser number as may then be outstanding), (iii) Transfers pursuant to any bona fide tender or exchange offer to acquire Voting Stock of the Corporation or pursuant to any merger, consolidation, or other business combination of the Corporation with any other Person; or (iv) the redemption of the Conversion Shares.

                 8.5 Restrictions on Conversion. Purchaser further understands and agrees that any conversion of the indebtedness evidenced by the Notes into Conversion Shares must comply with all applicable securities laws, including the Securities Act and any applicable state securities laws, as such laws exist on the date hereof and on such future dates that the indebtedness evidenced by the Notes, or any portion thereof, may be converted into Conversion Shares.

                 8.6 Further Cooperation. Purchaser will do all acts and things reasonably requested of it by the Corporation in connection with any attempt by the Corporation to achieve compliance with federal and state securities laws in connection with the offering and sale of the Notes or the conversion of all or any portion of the indebtedness evidenced by the Notes into Conversion Shares.

         9.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

                          9.1 Without the prior written consent of the Corporation, any information relating to the Corporation provided to Purchaser in connection with its acquisition of the Notes or the Conversion Shares that is either confidential, proprietary, or otherwise not generally available to the public (but excluding information Purchaser has obtained independently from third-party sources without Purchaser's knowledge that the source has violated any fiduciary or other duty not to disclose such information (the "Confidential Information") will be kept confidential by Purchaser and their directors, officers, employees, agents, auditors, participants, transferees, assignees, and representatives (collectively, "Representatives"), using the same standard of care in safeguarding the Confidential Information as Purchaser employs in protecting its own proprietary information that Purchaser desires not to disseminate or publish. It is understood (a) that such Representatives shall be informed by Purchaser of the confidential nature of the Confidential Information, (b) that such Representatives shall be bound by the provisions of this Section 9.1 as a condition of receiving the Confidential Information, and (c) that, in any event, Purchaser shall be responsible for any breach of Sections 9.1, 9.2, 9.3, or 9.4 of this Agreement by any of its Representatives (other than Purchaser's participants, transferees, or assignees).

                          9.2        Without the prior consent of the
         Corporation, other than as required by applicable law, Purchaser will not, and will direct its Representatives not to disclose to any Person (other than its Representatives) either the fact that the Confidential Information has been made available to Purchaser or that Purchaser has inspected any portion of the Confidential Information.

                          9.3 If Purchaser or its Representatives are requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Purchaser will, as soon as practicable, notify the Corporation of such request or requirement so that the Corporation may seek an appropriate protective order. If, in the absence of a protective order or the receipt of a waiver hereunder, Purchaser or its Representatives is, in the opinion of Purchaser's counsel, compelled to disclose the Confidential Information or else stand liable for contempt or suffer other censure or significant penalty, Purchaser, or its Representative, as the case may be, may disclose only such of the Confidential Information to the party compelling disclosure as is required by law. Purchaser shall not be liable for the disclosure of Confidential Information pursuant to the preceding sentence.
         Purchaser will exercise all reasonable efforts to assist the Corporation in obtaining a protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

         10.     MISCELLANEOUS.

                 10.1 Indemnification. Each party (an "indemnifying party") hereto agrees to indemnify and hold harmless the other parties (an "indemnified party") against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including reasonable attorneys' fees, that such indemnified party and each of its officers and directors shall incur or suffer, that arise, result from, or relate to any breach of, or failure by such indemnifying party to perform, any of its representations, warranties, covenants, or agreements set forth in this Agreement, the Notes, or the Registration Rights Agreement.

                 10.2 Survival of Covenants, Representations, and Warranties. All covenants, representations, and warranties made by the Corporation herein and in any certificates delivered pursuant hereto, irrespective of whether in connection with the transactions occurring on the Closing Date, the Tranche B Closing Date, or the Tranche C Closing Date, and shall survive the closing and the delivery of this Agreement, the Notes, the Escrow Agreement, and the Registration Rights Agreement, regardless of any investigation made by Purchaser or on its behalf.

                 10.3 Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the Purchaser's benefit and to the benefit of its successors and assigns, including each successive holder or holders of the Notes or any interest therein.

                 10.4 Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, telefacsimile, or telegram (with messenger delivery specified) to the Corporation or to Purchaser, as the case may be, at the addresses set forth below:

         If to PM, to:                   PACIFIC MUTUAL LIFE INSURANCE COMPANY
                                         700 Newport Center Drive
                                         Newport Beach, CA 92660
                                         Attention:  Mezzanine Investments

         With a copy to:                 BROBECK, PHLEGER & HARRISON
                                         550 South Hope Street
                                         Los Angeles, CA 90071
                                         Attention:  John Francis Hilson, Esq.

         If to PMGLIC, to:               PM GROUP LIFE INSURANCE COMPANY
                                         700 Newport Center Drive
                                         Newport Beach, CA 92660
                                         Attention:  Mezzanine Investments

         With a copy to:                 BROBECK, PHLEGER & HARRISON
                                         550 South Hope Street
                                         Los Angeles, CA 90071
                                         Attention:  John Francis Hilson, Esq.

         If to the Corporation, to:      CORRECTIONS CORPORATION OF AMERICA
                                         The CCA Building
                                         102 Woodmont Boulevard
                                         Nashville, Tennessee 37205
                                         Attention:  Doctor R. Crants, Jr.

         With a copy to:                 STOKES & BARTHOLOMEW, P.A.
                                         424 Church Street, Suite 2800
                                         Nashville, Tennessee 37219
                                         Attention:  Elizabeth Enoch Moore, Esq.

                 The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. The failure of the Corporation or Purchaser to send a copy of notice to the individuals who are shown above as being required to receive copies shall not invalidate or otherwise affect the validity of a notice that is otherwise effectively given. All notices or demands sent in accordance with this Section 10.4 shall be deemed received on the earlier of the date of actual receipt or three (3) days after the deposit thereof in the mail or the transmission thereof by telefacsimile or other similar method as set forth above.

                 10.5 Expenses. In addition to the payments provided for in Section 2.3(xi), Section 2.6(ix), and Section 2.8(ix), the Corporation agrees to pay Purchaser for all fees and all out-of-pocket expenses incurred by Purchaser arising in connection with this Agreement, the Notes, the Registration Rights Agreement, the Escrow Agreement, and the transactions hereby and thereby contemplated, including the conversion of the indebtedness evidenced by the Notes into Conversion Shares, all stamp and other taxes payable with respect to the issuance of the Conversion Shares, filing fees, reasonable fees and expenses of counsel, and all such expenses incurred with respect to the preparation, execution, delivery, or enforcement of any provision of such agreement or instrument, or any amendment or waivers requested by the Corporation (irrespective of whether the same become effective) under or in respect of any such agreement, including costs and expenses in any bankruptcy proceeding.

                 10.6 Descriptive Headings. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

                 10.7 Satisfaction Requirement. If any agreement, certificate, or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to Purchaser, the determination of such satisfaction shall be made by Purchaser in its sole and exclusive judgment exercised in good faith.

                 10.8 Remedies. In case any one or more of the covenants or agreements set forth in this Agreement, the Notes, the Escrow Agreement, or the Registration Rights Agreement shall have been breached by the Corporation or Purchaser, the Corporation or Purchaser, as applicable, may proceed to protect and enforce its rights either by suit in equity or by action at law, including an action for damages as a result of any such breach or an action for specific performance of any such covenant or agreement contained in this Agreement, the Notes, the Escrow Agreement, or the Registration Rights Agreement.

                 10.9 Entire Agreement. This Agreement, the Notes, the Escrow Agreement, the Registration Rights Agreement, and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

                 10.10 Amendments. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Corporation and Purchaser.

                 10.11 Severability. Should any part of this Agreement, for any reason, be determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid or unenforceable part hereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part which may, for any reason, be hereafter declared invalid or unenforceable.

                 10.12 Execution in Counterparts; Telecopy Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of the signature page(s) of this Agreement by telecopier shall be equally effective as delivery of a manually executed counterpart. Any party delivering an executed counterpart of the signature page(s) of this Agreement by telecopier shall thereafter also promptly deliver a manually executed counterpart, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

                 10.13 Governing Law. This Agreement, the Notes issued and sold hereunder, and the Escrow Agreement and the Registration Rights Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

                 10.14 Consent to Jurisdiction. The Corporation irrevocably submits to the non-exclusive jurisdiction of any California state or federal court sitting in the City of Los Angeles, California over any suit, action, or proceeding arising out of or relating to this Agreement, the Notes, the Escrow Agreement, or the Registration Rights Agreement. To the fullest extent it may effectively do so under applicable law, the Corporation irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in any such court, and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

                 10.15 Enforcement of Judgments; Service of Process; Jury Trial Waiver. The Corporation agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action, or proceeding of the nature referred to in Section 10.14 brought in any such court shall be conclusive and binding upon the Corporation and may be enforced in the courts of the United States of America or the State of California (or any other court to the jurisdiction of which the Corporation is or may be subject) by a suit upon such judgment.

                 THE CORPORATION AGREES THAT SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION, SUIT, OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 10.14 MAY BE MADE BY REGISTERED OR CERTIFIED MAIL TO THE CORPORATION'S ADDRESS SET FORTH IN SECTION 10.4.

                 EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTES, THE ESCROW AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT, OR ANY OTHER RELATED DOCUMENT TO BE DELIVERED PURSUANT HERETO, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE CONTRACTUAL RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT, THE NOTES, THE ESCROW AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT, OR THE RELATED DOCUMENTS TO BE DELIVERED PURSUANT HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                 10.15 No Limitation on Service or Suit. Nothing herein shall affect the right of Purchaser to serve process in any manner permitted by law, or limit any right that Purchaser may have to bring proceedings against the Corporation in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

                 10.16 Direct Payment. Notwithstanding anything to the contrary contained in this Agreement or the Notes, the Corporation will punctually pay when due the principal of: (a) the Tranche A Notes, and any interest thereon, without any presentment thereof, directly to the Purchaser or to the nominee of the Purchaser at the address set forth in Schedule 1 or such other address as the Purchaser or the Purchaser's nominee may from time to time designate in writing to the Corporation, or, if a bank account with a United States bank is designated for the Purchaser or the Purchaser's nominee on Schedule 1 hereto or in any written notice to the Corporation from the Purchaser or the Purchaser's nominee, the Corporation will make such payments in immediately available funds to such bank account, marked for attention as indicated; (b) the Tranche B Notes, and any interest thereon, without any presentment thereof, directly to the Purchaser or to the nominee of the Purchaser at the address set forth in Schedule 2 or such other address as the Purchaser or the Purchaser's nominee may from time to time designate in writing to the Corporation, or, if a bank account with a United States bank is designated for the Purchaser or the Purchaser's nominee on Schedule 2 hereto or in any written notice to the Corporation from the Purchaser or the Purchaser's nominee, the Corporation will make such payments in immediately available funds to such bank account, marked for attention as indicated; and (c) the Tranche C Notes, and any interest thereon, without any presentment thereof, directly to the Purchaser or to the nominee of the Purchaser at the address set forth in Schedule 3 or such other address as the Purchaser or the Purchaser's nominee may from time to time designate in writing to the Corporation, or, if a bank account with a United States bank is designated for the Purchaser or the Purchaser's nominee on Schedule 3 hereto or in any written notice to the Corporation from the Purchaser or the Purchaser's nominee, the Corporation will make such payments in immediately available funds to such bank account, marked for attention as indicated. The Purchaser agrees that in the event that it shall sell or transfer any Notes, it will, prior to the delivery of such Notes, make a notation thereon of all principal, if any, prepaid on such Notes and will also note thereon the date to which interest has been paid on such Notes. The Corporation agrees that transferees of Notes shall be entitled to the benefits of this Section 10.16 so long as any such transferee has made the same agreements relating to the transferred Notes as the Purchaser have made in this Section 10.16. The Corporation shall be entitled to presume conclusively that the Purchaser or any subsequent noteholders remain the holders of the Notes until such Notes shall have been presented to the Corporation as evidence of the transfer of such Notes.

                 The execution hereof by the Corporation, PM, and PMGLIC shall constitute a contract among them for the uses and purposes hereinabove set forth.




                                       CORRECTIONS CORPORATION OF
                                       AMERICA


                                       By:
                                          --------------------------------

                                       Title:
                                             -----------------------------


                                       PACIFIC MUTUAL LIFE INSURANCE
                                       COMPANY


                                       By:
                                          --------------------------------

                                       Title:
                                             -----------------------------


                                       PM GROUP LIFE INSURANCE
                                       COMPANY


                                       By:
                                          --------------------------------

                                       Title:
                                             -----------------------------

                               AMENDMENT NO. 1
                                     TO
                           NOTE PURCHASE AGREEMENT

                 THIS AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT (this "Amendment"), dated as of August 25, 1992, is entered into by and among Pacific Mutual Life Insurance Company ("PM"), PM Group Life Insurance Company ("PMGLIC") (PM and PMGLIC shall be referred to herein as the "Purchaser"), and Corrections Corporation of America (the "Corporation").

                                R E C I T A L S

                 WHEREAS, the Corporation and the Purchaser are parties to that certain Note Purchase Agreement dated as of June 22, 1992 (the "Agreement");

                 WHEREAS, the Corporation has requested that the Purchaser agree to make certain amendments to the Agreement; and

                 WHEREAS, the Corporation is willing to amend the Agreement as set forth herein.

                               A G R E E M E N T

                 NOW, THEREFORE, in consideration of the foregoing and subject to the terms and conditions herein contained, the parties hereto agree as follows:

                 SECTION 1. Definitions. Initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Agreement, as amended hereby, unless otherwise defined herein.

                 SECTION 2.  Amendments to the Agreement.

                 2.1      Amendment of Section 2.5 of the Agreement.  Section
2.5 of the Agreement is hereby amended by deleting clause (i) thereof in its entirety and inserting in its place the following new clause (i):

                          (i) Escrow Agreement. Within sixty-five (65) days after the Closing Date, the Corporation, the Purchaser, and NationsBank (or another third party acceptable to Purchaser in its sole and absolute discretion) shall have entered into an escrow agreement (the "Escrow Agreement"), together with appropriate financing statements signed by the Corporation, in each case in form and substance satisfactory to Purchaser.

                 2.2      Amendment of Section 2.6 of the Agreement.  Section
2.6 of the Agreement is hereby amended by deleting clause (xiii) thereof in its entirety and inserting in its place the following new clause (xiii):

                          (xiii) Tranche B Closing Date. The Tranche B Closing Date shall occur on or after November 1, 1992, and on or before December 15, 1992.

                 2.3      Amendment of Section 2.8 of the Agreement.  Section
2.8 of the Agreement is hereby amended by deleting clause (i) thereof in its entirety and inserting in its place the following new clause (i):

                          (i) Tranche C Closing Date. The Tranche C Closing Date shall occur on or after November 1, 1992, and on or before December 15, 1992.

                 2.4      Amendment of Section 3.1 of the Agreement.  Section
3.1 of the Agreement is hereby amended by deleting the definition of "Coupon Rate" in its entirety and inserting in its place the following new definition:

                          "Coupon Rate" means (i) with respect to the Tranche A
                 Notes, eight and one-half percent (8.5%) per annum; and (ii) with respect to the Tranche B Notes and the Tranche C Notes, the greater of: (a) eight and one-half percent (8.5%) per annum, or (b) two and nine-tenths (2.90) percentage points above the Treasury Rate as of the Tranche B Closing Date or the Tranche C Closing Date, as applicable, for notes having a maturity of three (3) years from the date of issuance thereof.

                 2.5      Amendment of Section 6.19 of the Agreement.  Section
6.19 of the Agreement is hereby amended and restated to read in its entirety as follows:

                          6.19 Sale of Estancia Facility; Funding of the Escrow Account.

                                  (a)      Within one (1) Business Day after
                 the date on which the sale of the Estancia Facility is consummated, the Corporation shall deposit the net proceeds of such sale (after the payment of prior encumbrances, related tax obligations, related transactional costs and expenses, and the Corporation's existing obligations to The Canada Life Assurance Company in an amount not to exceed Seven Million Dollars ($7,000,000), plus accrued interest) in an amount of up to the outstanding principal balance of the Notes at the time the sale is consummated into the escrow account created under and pursuant to the Escrow Agreement.

                                  (b)      In the event that the sale of the
                 Estancia Facility is not consummated on or before August 31, 1992, then, on each of August 31, 1992, September 30, 1992, and October 31, 1992, the Corporation shall deposit into the escrow account created under and pursuant to the Escrow Agreement an amount equal to one-third (1/3) of the outstanding principal balance of the Notes as of August 31, 1992.

                                  (c)      In the event that the sale of the
                 Estancia Facility is consummated on or before August 31, 1992, but the net proceeds of the sale deposited into the escrow account created under and pursuant to the Escrow Agreement are less than the outstanding principal balance of the Notes, then, on each of August 31, 1992, September 30, 1992, and October 31, 1992, the Corporation shall deposit equal additional amounts into such escrow account (i.e., each equal to one-third (1/3) of the required sum) so that, after giving effect to all of such additional deposits, the amount that has been deposited into such escrow account is equal to the outstanding principal balance of the Notes as of August 31, 1992.

                                  (d)      The Corporation shall grant to
                 Purchaser a security interest in all of the Corporation's right, title and interest in and to the Escrow Agreement and in the funds on deposit under the Escrow Agreement and the proceeds thereof in order to secure prompt repayment of all of the obligations owed by the Corporation to Purchaser under the Notes and this Agreement. The Corporation and Purchaser shall file any all UCC-1 financing statements and take such other actions as may be necessary to perfect Purchaser's security interest described above under Tennessee law. In connection therewith, the Corporation shall pay any and all recording taxes that may be payable under Tennessee law in order to file such UCC-1 financing statements. In recognition of the fact that at the time the Escrow Agreement is executed only the Tranche A Notes will have been purchased, the Corporation, contemporaneously with the execution of the Escrow Agreement and the filing of the UCC-1 financing statements, shall pay recording tax based on an obligation secured of Two Million Five Hundred Thousand Dollars ($2,500,000). Upon the purchase of the Tranche B Notes or the Tranche C Notes, the Corporation and Purchaser shall file amendments to the UCC-1 financing statements and take such other actions reflecting the increased amount of the obligation secured and the Corporation shall thereupon pay an additional recording tax in accordance with the requirements of Tennessee law. The Corporation hereby grants to Purchaser its power of attorney to execute any and all such amendments to UCC-1 financing statements, on the Corporation's behalf and in the Corporation's name. The Corporation agrees that Purchaser may pay any and all such additional recording taxes and may add the amount of any such payments to the obligations owed by the Corporation to Purchaser under the Notes and this Agreement.

                 2.6 Amendment of Section 6 of the Agreement. Section 6 of the Agreement is hereby amended by adding and inserting the following new
Section 6.20:

                          6.20 Issuance of Warrants with respect to Tranche B Notes and Tranche C Notes. Upon the purchase of the Tranche B Notes and the Tranche C Notes, the Corporation shall issue warrants (in form and substance satisfactory to Purchaser) to Purchaser, to compensate Purchaser for any dilution in the value of its investment in the Corporation that Purchaser may suffer due to the Corporation's proposed issuance of warrants to its shareholders on or about September 15, 1992. The value of the warrants to be issued to Purchaser in connection with the purchase of the Tranche B Notes and the Tranche C Notes shall be based on an assumption that the purchase of the Tranche B Notes and the Tranche C Notes occurred one day prior to the proposed issuance of warrants to the Corporation's shareholders.

                 SECTION 3. Amendment of Exhibit B to the Agreement. Exhibit B to the Agreement (form of Tranche B Notes) is hereby amended by deleting the definition of Coupon Rate from Section 2 thereof in its entirety and inserting in its place the following new definition:

                          "Coupon Rate" means _______________ percent (__%) per
                 annum.

                 SECTION 4.  Effectiveness of this Amendment.

                 This Amendment shall become effective only upon the satisfaction of the following conditions:

                          (a)     The Corporation shall have delivered to the
Purchaser an executed copy of this Amendment;

                          (b)     The Escrow Agreement shall have been duly
executed by the parties thereto and shall be in full force and effect, and two fully executed original copies thereof shall have been delivered to the Purchaser;

                          (c)     The Corporation shall have executed and
caused the recording of UCC-1 financing statement(s), in form and substance satisfactory to the Purchaser, for the purpose of perfecting the Purchaser's security interest in the Corporation's right, title, and interest in the Escrow Agreement and the funds held in escrow pursuant thereto, and the Corporation shall have paid recording taxes payable in connection with the recording thereof based on an obligation secured of Two Million Five Hundred Thousand Dollars ($2,500,000); and

                          (d)     The Purchaser shall have received full
payment of all of its out-of-pocket expenses arising in connection with the negotiation, preparation, execution, and delivery of this Amendment and the Escrow Agreement, including the fees and expenses of the Purchaser's legal counsel.

                 SECTION 5.  Representations and Warranties of the Corporation.

                 In order to induce the Purchaser to enter into this Amendment, the Corporation hereby makes the following representations and warranties to the Purchaser:

                 5.1 Corporate Power and Authorization. The Corporation has the requisite corporate power and authority to execute, deliver and perform its obligations under this Amendment and the Escrow Agreement.

                 5.2 No Conflict. Neither the execution and delivery by the Corporation of this Amendment and the Escrow Agreement nor the consummation of the transactions contemplated or required hereby or thereby nor compliance by the Corporation with the terms, conditions and provisions hereof or thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of the Corporation or any law, regulation, order, writ, injunction or decree of any court or governmental instrumentality or any agreement or instrument to which the Corporation is a party or by which any of its properties is bound, or constitute a default thereunder or result in the creation or imposition of any lien.

                 5.3 Authorization; Governmental Approvals. The execution and delivery by the Corporation of this Amendment and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby (i) have been duly authorized by all necessary corporate action on the part of the Corporation and (ii) do not and will not require any authorization, consent, approval or license from or any registration, qualification, designation, declaration or filing with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

                 5.4 Valid and Binding Effect. This Amendment and the Escrow Agreement have been duly and validly executed and delivered by the Corporation and constitute the legal, valid and binding obligation of the Corporation, enforceable in accordance with their respective terms.

                 5.5 Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment or the Escrow Agreement that would constitute an Event of Default under the Agreement.

                 SECTION 6.  Miscellaneous.

                 6.1 Ratification of the Agreement. Except as specifically amended by this Amendment, the terms, conditions and provisions of the Agreement shall not be affected by this Amendment and shall remain in full force and effect and are hereby ratified and confirmed.

                 6.2 No Implied Waiver. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver or modification of any provision of, or operate as a waiver of any right, power or remedy of the Purchaser under, the Agreement or prejudice any right or remedy that the Purchaser may have or may have in the future under or in connection with the Agreement or any instrument or agreement referred to therein. The Corporation acknowledges and agrees that the representations and warranties of the Corporation contained in the Agreement and in this Amendment shall survive the execution and delivery of this Amendment and the effectiveness hereof.

                 6.3 Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

                 6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their duly authorized officers as of the date first written above.



CORRECTIONS CORPORATION OF AMERICA                PACIFIC MUTUAL LIFE
                                                  INSURANCE COMPANY


By:                                               By:
   ---------------------------                        -------------------------

Its:                                              Its:
    --------------------------                         ------------------------


PM GROUP LIFE INSURANCE COMPANY

By:
    --------------------------

Its:
     -------------------------

                               AMENDMENT NO. 2
                                     TO
                           NOTE PURCHASE AGREEMENT

                 THIS AMENDMENT NO. 2 TO NOTE PURCHASE AGREEMENT (this "Amendment"), dated as of October 29, 1992, is entered into by and among Pacific Mutual Life Insurance Company ("PM"), PM Group Life Insurance Company ("PMGLIC") (PM and PMGLIC shall be referred to herein collectively as the "Purchaser"), and Corrections Corporation of America (the "Corporation").

                                R E C I T A L S

                 WHEREAS, the Corporation and the Purchaser are parties to that certain Note Purchase Agreement, dated as of June 22, 1992, that was amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of August 25, 1992 (as so amended, the "Agreement");

                 WHEREAS, the Corporation has requested that the Purchaser agree to make certain amendments to the Agreement; and

                 WHEREAS, the Purchaser is willing to amend the Agreement as set forth herein.

                               A G R E E M E N T

                 NOW, THEREFORE, in consideration of the foregoing and subject to the terms and conditions herein contained, the parties hereto agree as follows:

                 SECTION 1. Definitions. Initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Agreement, as amended hereby, unless otherwise defined herein.

                 SECTION 2.  Amendments to the Agreement.

                 2.1      Amendment of Section 2.1 of the Agreement.  Section
2.1 of the Agreement is hereby amended by deleting such Section in its entirety and inserting in its place the following new Section 2.1:

                          2.1 Sale and Purchase of the Notes. Subject to the terms and conditions of this Agreement, PM, either directly or through one or more Affiliates, agrees to purchase, and the Corporation agrees to sell and issue to PM, or such Affiliates: (i) on the Closing Date, a Tranche A Note for a purchase price of Two Million One Hundred Seventy-

                 Five Thousand Dollars ($2,175,000); (ii) on the Tranche B Closing Date, a Tranche B Note for a purchase price of One Million Three Hundred Five Thousand Dollars (1,305,000); and
                 (iii) at PM's sole option, on the Tranche C Closing Date, a Tranche C Note for a purchase price of Three Million Twenty Thousand Dollars ($3,020,000), for a total purchase price of Six Million Five Hundred Thousand Dollars ($6,500,000). Subject to the terms and conditions of this Agreement, PMGLIC, either directly or through one or more Affiliates, agrees to purchase, and the Corporation agrees to sell and issue to PMGLIC, or such Affiliates: (i) on the Closing Date, a Tranche A Note for a purchase price of Three Hundred Twenty-Five Thousand Dollars ($325,000); (ii) on the Tranche B Closing Date, a Tranche B Note for a purchase price of One Hundred Ninety Five Thousand Dollars ($195,000); and (iii) at PMGLIC's sole option, on the Tranche C Closing Date, a Tranche C Note for a purchase price of Four Hundred Eighty Thousand Dollars ($480,000), for a total purchase price of One Million Dollars ($1,000,000).

                 2.2      Amendment of Section 2.6 of the Agreement.  Section
2.6 of the Agreement is hereby amended by deleting clauses (vi), (xii), and
(xiii) thereof in their entirety and inserting in their place the following new clauses (vi), (xii), and (xiii), and also adding the following new clause
(xiv):

                          (vi) Tranche B Closing Fee. The Corporation shall pay to Purchaser a closing fee of $45,000 by wire transfer of immediately available funds;

                          (xii) Casa Grande Approvals. The Corporation shall have furnished Purchaser with evidence, satisfactory to Purchaser, that all necessary regulatory approvals have been obtained to permit the Corporation to build a 302 bed U.S. Marshal Services staging area in Casa Grande, Arizona;

                          (xiii) Tranche B Closing Date. The Tranche B Closing Date shall occur on or before December 15, 1992; and

                          (xiv) Bank Financing Commitment. The Corporation shall have furnished Purchaser with evidence, satisfactory to Purchaser, of a commitment by First Union Bank to provide at least $5,000,000 of financial accommodations to the Corporation.

                 2.3      Amendment of Section 2.8 of the Agreement.  Section
2.8 of the Agreement is hereby amended by deleting clause (i) thereof in its entirety and inserting in its place the following new clause (i):

                          (i)  Tranche C Closing Date.  The Tranche C
                 Closing Date shall occur on or before June 30, 1993.

                 2.4      Amendment of Section 3.1 of the Agreement.  Section
3.1 of the Agreement is hereby amended by deleting the definitions of "Tranche B Note" and "Tranche C Note" in their entirety and inserting in their place the following new definitions:

                          "Tranche B Note" means any one or more of the Notes
                 issued on the Tranche B Closing Date or any substitute or replacement therefor; the aggregate amount of the Tranche B Notes shall be One Million Five Hundred Thousand Dollars ($1,500,000).

                          "Tranche C Note" means any one or more of the Notes
                 issued on the Tranche C Closing Date or any substitute or replacement therefor; the aggregate amount of the Tranche C Notes shall be Three Million Five Hundred Thousand Dollars ($3,500,000).

                 2.5      Amendment of Section 6.19 of the Agreement.  Section
6.19 of the Agreement is hereby amended by deleting such Section in its entirety and inserting in its place the following new Section 6.19:

                          6.19 Sale of Estancia Facility; Funding of the Escrow Account.

                            [Intentionally Omitted]

                 SECTION 3. Termination of the Escrow Agreement. Concurrently with the effectiveness of this Amendment, the parties to the Escrow Agreement shall terminate the Escrow Agreement and all funds then held in escrow pursuant to the Escrow Agreement shall be delivered to the Corporation

                 SECTION 4.  Effectiveness of this Amendment.

                 This Amendment shall become effective only upon the satisfaction of the following conditions:

                          (a)     The Corporation shall have delivered to the
Purchaser an executed copy of this Amendment; and

                          (b)     The Purchaser shall have received full
payment of all of its out-of-pocket expenses arising in connection with the negotiation, preparation, execution, and delivery of the Agreement, the Tranche A Notes, Amendment No. 1 to the Agreement, and the Escrow Agreement, and all related transactions, including the fees and expenses of the Purchaser's legal counsel that have not previously been paid.

                 SECTION 5.  Representations and Warranties of the Corporation.

                 In order to induce the Purchaser to enter into this Amendment, the Corporation hereby makes the following representations and warranties to the Purchaser:

                 5.1 Corporate Power and Authorization. The Corporation has the requisite corporate power and authority to execute, deliver and perform its obligations under this Amendment.

                 5.2 No Conflict. Neither the execution and delivery by the Corporation of this Amendment nor the consummation of the transactions contemplated or required hereby nor compliance by the Corporation with the terms, conditions and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of the Corporation or any law, regulation, order, writ, injunction or decree of any court or governmental instrumentality or any agreement or instrument to which the Corporation is a party or by which any of its properties is bound, or constitute a default thereunder or result in the creation or imposition of any lien.

                 5.3 Authorization; Governmental Approvals. The execution and delivery by the Corporation of this Amendment and the consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action on the part of the Corporation and (ii) do not and will not require any authorization, consent, approval or license from or any registration, qualification, designation, declaration or filing with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

                 5.4 Valid and Binding Effect. This Amendment has been duly and validly executed and delivered by the Corporation and constitutes the legal, valid and binding obligation of the Corporation, enforceable in accordance with its terms.

                 5.5 Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default under the Agreement.

                 SECTION 6.  Miscellaneous.

                 6.1 Ratification of the Agreement. Except as specifically amended by this Amendment, the terms, conditions and provisions of the Agreement shall not be affected by this Amendment and shall remain in full force and effect and are hereby ratified and confirmed.

                 6.2 No Implied Waiver. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver or modification of any provision of, or operate as a waiver of any right, power or remedy of the Purchaser under, the Agreement or prejudice any right or remedy that the Purchaser may have or may have in the future under or in connection with the Agreement or any instrument or agreement referred to therein. The Corporation acknowledges and agrees that the representations and warranties of the Corporation contained in the Agreement and in this Amendment shall survive the execution and delivery of this Amendment and the effectiveness hereof.

                 6.3 Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

                 6.4 Counterparts; Telecopy Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart. Any party delivering an executed counterpart of this Amendment by telefacsimile shall also deliver a manually executed counterpart, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

                 IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their duly authorized officers as of the date first written above.




CORRECTIONS CORPORATION                       PACIFIC MUTUAL LIFE
OF AMERICA                                    INSURANCE COMPANY


By:                                           By:
   ---------------------------                   ----------------------------

Its:                                          Its:
     -------------------------                     --------------------------


PM GROUP LIFE INSURANCE COMPANY

By:
    --------------------------

Its:
     -------------------------

                               AMENDMENT NO. 3
                                     TO
                           NOTE PURCHASE AGREEMENT

                 THIS AMENDMENT NO. 3 TO NOTE PURCHASE AGREEMENT (this "Amendment"), dated as of April 29, 1993, is entered into by and among Pacific Mutual Life Insurance Company ("PM"), PM Group Life Insurance Company ("PMGLIC") (PM and PMGLIC shall be referred to herein collectively as the "Purchaser"), and Corrections Corporation of America (the "Corporation").

                                R E C I T A L S

                 WHEREAS, the Corporation and the Purchaser are parties to that certain Note Purchase Agreement, dated as of June 22, 1992, that was amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of August 25, 1992 and by that certain Amendment No. 2 to Note Purchase Agreement, dated as of October 29, 1992 (as so amended, the "Agreement");

                 WHEREAS, the Corporation has requested that the Purchaser agree to make certain amendments to the Agreement; and

                 WHEREAS, the Purchaser is willing to amend the Agreement as set forth herein.

                               A G R E E M E N T

                 NOW, THEREFORE, in consideration of the foregoing and subject to the terms and conditions herein contained, the parties hereto agree as follows:

                 SECTION 1. Definitions. Initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Agreement, as amended hereby, unless otherwise defined herein.

                 SECTION 2.  Amendments to the Agreement.

                 2.1      Amendment of Section 2.1 of the Agreement.  Section
2.1 of the Agreement is hereby amended by deleting such Section in its entirety and inserting in its place the following new Section 2.1:

                          2.1 Sale and Purchase of the Notes. Subject to the terms and conditions of this Agreement, PM, either directly or through one or more Affiliates, agrees to purchase, and the Corporation agrees to sell and issue to PM, or such Affiliates: (i) on the Closing Date, a Tranche

                 A Note for a purchase price of Two Million One Hundred Seventy-Five Thousand Dollars ($2,175,000); (ii) on the Tranche B Closing Date, a Tranche B Note for a purchase price of One Million Three Hundred Five Thousand Dollars (1,305,000); and (iii) at PM's sole option, on the Tranche C Closing Date, a Tranche C Note for a purchase price of Three Million Thirty-Three Thousand Four Hundred Fifty Dollars ($3,033,450), for a total purchase price of Six Million Five Hundred Thirteen Thousand Four Hundred Fifty Dollars ($6,513,450). Subject to the terms and conditions of this Agreement, PMGLIC, either directly or through one or more Affiliates, agrees to purchase, and the Corporation agrees to sell and issue to PMGLIC, or such Affiliates: (i) on the Closing Date, a Tranche A Note for a purchase price of Three Hundred Twenty-Five Thousand Dollars ($325,000); (ii) on the Tranche B Closing Date, a Tranche B Note for a purchase price of One Hundred Ninety Five Thousand Dollars ($195,000); and
                 (iii) at PMGLIC's sole option, on the Tranche C Closing Date, a Tranche C Note for a purchase price of Four Hundred Sixty-Six Thousand Five Hundred Fifty Dollars ($466,550), for a total purchase price of Nine Hundred Eighty-Six Thousand Five Hundred Fifty Dollars ($986,550).

                 2.2      Amendment of Section 2.8 of the Agreement.  Section
2.8 of the Agreement is hereby amended by deleting clause (vi) thereof in its entirety and inserting in its place the following new clause (vi), and also adding the following new clauses (xii), (xiii), and (xiv):

                          (vi) Tranche C Closing Fee. The Corporation shall pay to Purchaser a closing fee of $105,000 by wire transfer of immediately available funds;

                          (xii) Financing for Repayment of New Mexico IRB Indebtedness. The Corporation shall have obtained a commitment for long term real estate secured financing, on terms acceptable to Purchaser, to repay approximately $5,000,000 of the New Mexico IRB Indebtedness;

                          (xiii) Use of Proceeds of Tranche C Notes. As a condition subsequent to the purchase of the Tranche C Notes, the Corporation shall use the entire proceeds of the Tranche C Notes to repay the New Mexico IRB Indebtedness on or prior to May 3, 1993;

                          (xiv) Repayment of New Mexico IRB Indebtedness. As a condition subsequent to the purchase of the Tranche C Notes, the Corporation shall repay in full the New Mexico IRB Indebtedness on or prior to May 3, 1993.

                 2.3     Amendment of Section 3.1 of the Agreement.  Section
3.1 of the Agreement is hereby amended by inserting the following new definition:

                          "New Mexico IRB Indebtedness" means the principal,
                 interest, and fees owing by the Corporation with respect to those certain 9.2% taxable revenue bonds issued in 1989 and scheduled to mature in 2004 in connection with financing for the New Mexico Women's Prison.

                 SECTION 3.  Effectiveness of this Amendment.

                 This Amendment shall become effective upon the execution and delivery of this Amendment by the Purchaser and the Corporation.

                 SECTION 4.  Representations and Warranties of the Corporation.

                 In order to induce the Purchaser to enter into this Amendment, the Corporation hereby makes the following representations and warranties to the Purchaser:

                 4.1 Corporate Power and Authorization. The Corporation has the requisite corporate power and authority to execute, deliver and perform its obligations under this Amendment.

                 4.2 No Conflict. Neither the execution and delivery by the Corporation of this Amendment nor the consummation of the transactions contemplated or required hereby nor compliance by the Corporation with the terms, conditions and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of the Corporation or any law, regulation, order, writ, injunction or decree of any court or governmental instrumentality or any agreement or instrument to which the Corporation is a party or by which any of its properties is bound, or constitute a default thereunder or result in the creation or imposition of any lien.

                 4.3 Authorization; Governmental Approvals. The execution and delivery by the Corporation of this Amendment and the consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action on the part of the Corporation and (ii) do not and will not require any authorization, consent, approval or license from or any registration, qualification, designation, declaration or filing with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

                 4.4 Valid and Binding Effect. This Amendment has been duly and validly executed and delivered by the Corporation and constitutes the legal, valid and binding obligation of the Corporation, enforceable in accordance with its terms.

                 4.5 Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default under the Agreement.

                 SECTION 5.  Miscellaneous.

                 5.1 Ratification of the Agreement. Except as specifically amended by this Amendment, the terms, conditions and provisions of the Agreement shall not be affected by this Amendment and shall remain in full force and effect and are hereby ratified and confirmed.

                 5.2 No Implied Waiver. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver or modification of any provision of, or operate as a waiver of any right, power or remedy of the Purchaser under, the Agreement or prejudice any right or remedy that the Purchaser may have or may have in the future under or in connection with the Agreement or any instrument or agreement referred to therein. The Corporation acknowledges and agrees that the representations and warranties of the Corporation contained in the Agreement and in this Amendment shall survive the execution and delivery of this Amendment and the effectiveness hereof.

                 5.3 Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

                 5.4 Counterparts; Telecopy Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart. Any party delivering an executed counterpart of this Amendment by telefacsimile shall also deliver a manually executed counterpart, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

                 IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their duly authorized officers as of the date first written above.




CORRECTIONS CORPORATION                           PACIFIC MUTUAL LIFE
OF AMERICA                                        INSURANCE COMPANY


By:                                              By:
     --------------------------                        -------------------------
Its:                                             Its:
     --------------------------                        -------------------------

PM GROUP LIFE INSURANCE COMPANY

By:
     --------------------------

Its:
     --------------------------




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

                            AMENDMENT NUMBER FOUR
                                     TO
                           NOTE PURCHASE AGREEMENT

                 THIS AMENDMENT NUMBER FOUR TO NOTE PURCHASE AGREEMENT (this "Amendment"), dated as of April 25, 1995, is entered into by and among PACIFIC MUTUAL LIFE INSURANCE COMPANY ("PM"), PM GROUP LIFE INSURANCE COMPANY ("PMGLIC") (PM and PMGLIC shall be referred to herein collectively as the "Purchaser"), and CORRECTIONS CORPORATION OF AMERICA (the "Corporation").

                               R E C I T A L S

                 WHEREAS, the Corporation and the Purchaser are parties to that certain Note Purchase Agreement, dated as of June 22, 1992, that was amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of August 25, 1992, by that certain Amendment No. 2 to Note Purchase Agreement, dated as of October 29, 1992, and by that certain Amendment No. 3 to Note Purchase Agreement, dated as of April 29, 1993 (as so amended, the "Agreement");

                 WHEREAS, the Corporation has requested that the Purchaser agree to make certain amendments to the Agreement; and

                 WHEREAS, the Purchaser is willing to amend the Agreement as set forth herein.

                              A G R E E M E N T

                 NOW, THEREFORE, in consideration of the foregoing and subject to the terms and conditions herein contained, the parties hereto agree as follows:

                 SECTION 1. DEFINITIONS. Initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Agreement, as amended hereby, unless otherwise defined herein.

                 SECTION 2.  AMENDMENTS TO THE AGREEMENT.

                          2.1     Amendment of Section 3.1 of the Agreement.
Section 3.1 of the Agreement is hereby amended by (a) adding the defined terms "Amendment Effective Date," "Concept," "Concept Acquisition," "Concept Acquired Indebtedness," "Concept Share Exchange Agreement," "Eloy Facility," "UCI," "United Concept Partnership," and "United Concept Partnership Debt," as set forth below, and (b) deleting the defined term "Funded Debt" in its entirety and substituting therefor the following defined term:

                          "Amendment Effective Date" means the date when each
of the conditions set forth in Section 4 of this Amendment have been satisfied or waived.

                          "Concept" means Concept Incorporated, a Delaware
corporation.

                          "Concept Acquisition" means the acquisition by the
Corporation of Concept pursuant to the terms and conditions of the Concept Share Exchange Agreement.

                          "Concept Acquired Indebtedness" means Funded Debt of
Concept existing immediately prior to the consummation of the Concept Acquisition; provided, however, that the foregoing shall not include the United Concept Partnership Debt.

                          "Concept Share Exchange Agreement" means a share
exchange agreement, containing such terms and conditions as reasonably may be acceptable to Purchaser, involving the exchange of shares between the Corporation and the stockholders of Concept.

                          "Eloy Facility" means the Bureau of Prisons facility
that is located in Eloy, Arizona and owned by United Concept Partnership.

                          "Funded Debt" means and includes without duplication
(a) any obligation payable more than one year from the date of the creation thereof (including the current portion of Funded Debt), that under generally accepted accounting principles is shown on the balance sheet as a liability (including obligations under Capital Leases and excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation), (b) guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business), and other contingent liabilities (whether direct or indirect) in connection with the obligations, stock, or dividends of any Person, including obligations under contracts to supply funds to or in any other manner invest in any Person, (c) obligations under any contract to purchase, sell, or lease (as lessee or lessor) property or to purchase or sell services, primarily for the purpose of enabling a Person to make payment of obligations or to assure the holder of such obligations against loss including obligations under any contract for the purchase of materials, supplies, or other property or services if such contract (or any related document) requires that payment for such materials, supplies, or other property or services shall be made regardless of whether delivery of such materials, supplies, or other property or services is ever made or tendered, (d) obligations under any contract to pay or purchase obligations of a Person, or to advance or supply funds for the payment or purchase of such obligations, and (e) any agreement to assure a creditor of a Person against loss. For all purposes of this Agreement (other than for purposes of calculating United Concept Partnership Funded Debt), all United Concept Partnership Funded Debt shall be deemed to constitute "Funded Debt."

                          "UCI" means United Concept, Inc., a Delaware
corporation, fifty percent of the issued and outstanding common stock of which is owned by Concept.

                          "United Concept Partnership" means United Concept
Limited Partnership, a Delaware limited partnership of which UCI is the managing general partner.

                          "United Concept Partnership Funded Debt" means (a)
the approximately $30,000,000 of indebtedness of United Concept Partnership that is secured by a first mortgage lien upon the Eloy Facility, and (b) any and all other indebtedness of United Concept Partnership that constitutes Funded Debt (without giving effect to the last sentence of such definition).

                 2.2      Amendment of Section 6.18 of the Agreement.  Section
6.18 of the Agreement is hereby amended by deleting such Section in its entirety and adding and inserting in its place the following new Section 6.18:

                 "6.18    Limitation on Subsidiary Funded Debt.  The
                 Corporation shall not permit any of its Subsidiaries to incur, create, assume, or guarantee any Funded Debt (which shall be deemed to include preferred stock issued by a Subsidiary of the Corporation that is not held by the Corporation), unless, after giving effect thereto, (a) the total amount of Funded Debt of the Corporation's Subsidiaries does not exceed 10% of Consolidated Total Capitalization, and (b) the Corporation would be entitled to incur at least $1.00 of additional Consolidated Senior Funded Debt under Section 6.8. The foregoing to the contrary notwithstanding, Concept shall be entitled to be obligated with respect to (and there shall be excluded from the above calculation both on the Amendment Effective Date and thereafter) the United Concept Partnership Debt and the Concept Acquired Debt, so long as the aggregate amount of Funded Debt of the Corporation incurred, assumed, or acquired in connection with the Concept Acquisition (inclusive of the United Concept Partnership Debt and the Concept Acquired Debt does not exceed Forty Million Dollars ($40,000,000)."

                 SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.

                 In order to induce the Purchaser to enter into this Amendment, the Corporation hereby makes the following representations and warranties to the Purchaser:

                 3.1 Corporate Power and Authorization. The Corporation has the requisite corporate power and authority to execute, deliver, and perform its obligations under this Amendment.

                 3.2 No Conflict. Neither the execution and delivery by the Corporation of this Amendment nor the consummation of the transactions contemplated or required hereby nor compliance by the Corporation with the terms, conditions, and provisions hereof will conflict with or result in a breach of any of the terms, conditions, or provisions of the Certificate of Incorporation or Bylaws of the Corporation or any law, regulation, order, writ, injunction, or decree of any court or governmental instrumentality or any agreement or instrument to which the Corporation is a party or by which any of its properties is bound, or constitute a default thereunder or result in the creation or imposition of any lien.

                 3.3 Authorization; Governmental Approvals. The execution and delivery by the Corporation of this Amendment and the consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action on the part of the Corporation and (ii) do not and will not require any authorization, consent, approval, or license from or any registration, qualification, designation, declaration, or filing with, any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign.

                 3.4 Valid and Binding Effect. This Amendment has been duly and validly executed and delivered by the Corporation and constitutes the legal, valid, and binding obligation of the Corporation, enforceable in accordance with its terms.

                 3.5 Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default under the Agreement.

                 SECTION 4.  CONDITIONS.

                          4.1     Conditions to the Effectiveness of this
Amendment. The effectiveness of this Amendment is subject to the fulfillment, to the satisfaction of Purchaser, of each of the following conditions:

                                  (a)  Purchaser shall have received an
executed counterpart of this Amendment duly executed and delivered by the Corporation and each Purchaser; and

                                  (b)  Each Purchaser shall have received an
executed replacement Tranche A Note (in the form of Exhibit A attached hereto), Tranche B Note (in the form of Exhibit B attached hereto), and Tranche C Note (in the form of Exhibit C attached hereto), each duly executed and delivered by the Corporation.

                 SECTION 5.  MISCELLANEOUS.

                 5.1 Ratification of the Agreement. Except as specifically amended by this Amendment, the terms, conditions and provisions of the Agreement shall not be affected by this Amendment and shall remain in full force and effect and are hereby ratified and confirmed.

                 5.2 No Implied Waiver. The execution, delivery, and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver or modification of any provision of, or operate as a waiver of any right, power, or remedy of the Purchaser under, the Agreement or prejudice any right or remedy that the Purchaser may have or may have in the future under or in connection with the Agreement or any instrument or agreement referred to therein. The Corporation acknowledges and agrees that the representations and warranties of the Corporation contained in the Agreement and in this Amendment shall survive the execution and delivery of this Amendment and the effectiveness hereof.

                 5.3 Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

                 5.4 Counterparts; Telecopy Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart. Any party delivering an executed counterpart of this Amendment by telefacsimile shall also deliver a manually executed counterpart, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

                 IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their duly authorized officers as of the date first written above.




CORRECTIONS CORPORATION OF                        PACIFIC MUTUAL LIFE
AMERICA                                           INSURANCE COMPANY


By:                                              By:
     -------------------------                        -------------------------

Its:                                             Its:
     -------------------------                        -------------------------


PM GROUP LIFE INSURANCE
COMPANY

By:
     -------------------------

Its:
     -------------------------